UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

iQSTEL Inc.

(Exact name of registrant as specified in its charter)

NV	4813	45-2808620
(State of other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

300 Aragon Avenue, Suite 375

Coral Gables, FL 33134

Phone: (954) 951-8191
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

The Corporate Place, Inc.

601 E. Charleston Blvd. Ste. 100

Las Vegas, NV 89104

Phone: (877) 786-8500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Scott Doney, Esq.

The Doney Law Firm

4955 S. Durango Dr. Ste. 165

Las Vegas, NV 89113

Phone: (702) 982-5686

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, $0.0001 par value per share (2)	$10,000,000	$350.22
Common Stock, $0.0001 par value per share (3)	$9,600,000	$336.21
Total	$19,600,000	$686.43

(1)	Pursuant to Rule 457(c) of the Securities Act of 1933, as amended, represents the average of the high and low prices of our Common Stock at $.3778 per share, as reported on the OTCQX on August 30, 2022.

(2)	Offered pursuant to the Registrant’s public offering. Pursuant to Rule 416 under the Securities Act, the shares of common stock offered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(3)	Represents shares of the Registrant’s common stock issuable upon the conversion of an option.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED September 2, 2022

10,000,000 shares of common stock offered by the Company

4,800,000 shares offered by the Selling Shareholders

This is a public offering of common $1.00 per share.

The offering is being conducted on a self-underwritten, best efforts basis, which means our officers and directors will attempt to sell the shares. This Prospectus will permit our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell.

There is no minimum amount we are required to raise from the shares being offered. There are no arrangements to place the funds received in an escrow, trust, or similar arrangement and the funds will be available to us following deposit into our bank account. There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this offering will successfully raise enough funds to institute our company’s business plan.

The offering shall terminate on the earlier of (i) the date when the sale of all 10,000,000 shares is completed, (ii) when the board of directors decides that it is in our best interest to terminate the offering prior the completion of the sale of all 10,000,000 shares registered or (iii) one year after the effective date of this prospectus.

The following table shows the anticipated proceeds from the offering assuming the sale of 25%, 50%, 75%, and 100% of the shares.

	25%	50%	75%	100%
Gross proceeds	$2,500,000	$5,000,000	$7,500,000	$10,000,000
Offering expenses	$10,000	$10,000	$10,000	$10,000
Net Proceeds	$2,490,000	$4,990,000	$7,490,000	$9,990,000

This prospectus also relates to the resale by the selling stockholders of 4,800,000 shares of our common stock issuable upon the exercise of a one year option dated April 25, 2022, which has a fixed exercise price of $2.00 per share.

The selling shareholders may offer and sell or otherwise dispose of the shares described in this prospectus from time to time through public or private transaction at prevailing market prices, at prices related to such prevailing market prices, at varying prices determined at the time of sale, at negotiated prices, or at fixed prices. We will not receive any of the proceeds from the common stock sold by the selling shareholders, but we will receive the exercise price for the option, which we plan to use for working capital.

We are currently quoted on the OTCQX under the symbol “IQST.” On August 30, 2022, the reported closing price of our common stock was $0.3778 per share. Prior to this offering, there has been a very limited market for our securities. While our common stock is quoted on the OTCQX, there has been negligible trading volume. There is no guarantee that an active trading market will develop in our securities.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 2 of this prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 2, 2022

Neither we nor the underwriter has authorized anyone to provide you with information that is different from that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. When you make a decision about whether to invest in our common stock, you should not rely upon any information other than the information in this prospectus or in any free writing prospectus that we may authorize to be delivered or made available to you. Neither the delivery of this prospectus nor the sale of our common stock means that the information contained in this prospectus or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy shares of common stock in any circumstances under which the offer or solicitation is unlawful.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

i

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus carefully, especially the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of this prospectus and the financial statements and related notes appearing at the end of this prospectus before making an investment decision.

Unless the context provides otherwise, all references in this prospectus to “IQSTEL Inc.” “we,” “us,” “our,” the “Company,” or similar terms, refer to IQSTEL Inc. Inc. and its directly and indirectly owned subsidiaries on a consolidated basis.

Overview

iQSTEL Inc. (OTCQX: IQST, www.iQSTEL.com) is a US-based publicly-listed company holding an Independent Board of Directors and Audit Committee with a presence in 19 countries and 70 employees are offering leading-edge services through its four business lines.

The Telecom Division (www.iqstelecom.com), which represents the majority of current operations, offers VoIP, SMS, proprietary Internet of Things (IoT) solutions (www.iotsmartgas.com and www.iotsmarttank.com), and international fiber-optic connectivity through its subsidiaries: Etelix (www.etelix.com), SwissLink Carrier (www.swisslink-carrier.com), Smartbiz Telecom (www.smartbiztel.com), Whisl Telecom (www.whisl.com), IoT Labs (www.iotlabs.mx), and QGlobal SMS (www.qglobalsms.com).

The Fintech business line (www.globalmoneyone.com) (www.maxmo.vip) offers a complete Fintech ecosystem MasterCard Debit Card, US Bank Account (No SSN Needed), Mobile App/Wallet (Remittances, Mobile Top Up, Buy/Sell Crypto). Our Fintech subsidiary, Global Money One, is to provide immigrants access to reliable financial services that make it easier to manage their money and stay connected with their families back home.

The BlockChain Platform Business Line (www.itsbchain.com) offers our proprietary Mobile Number Portability Application (MNPA) to serve the in-country portability needs through its subsidiary, itsBchain.

The Electric Vehicle (EV) Business Line (www.evoss.net) offers electric motorcycles to work and have fun in the USA, Spain, Portugal, Panama, Colombia, and Venezuela. EVOSS is also working on the development of an EV Mid Speed Car to serve the niche of the 2nd car in the family.

The information contained on our websites is not incorporated by reference into this Prospectus and should not be considered part of this or any other report filed with the SEC.

THE OFFERING

The following summary of the offering contains basic information about the offering and the common stock and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the common stock, please refer to the section of this prospectus entitled “Description of Capital Stock.”

Common stock offered by us	10,000,000 shares of our common stock.

Common stock offered by the selling shareholders	4,800,000 shares of our common stock. Represents shares of the Registrant’s common stock and common stock issuable upon the exercise of an option dated April 25, 2022.

Common stock outstanding before and after this offering	151,559,011 shares of our common stock as of the date of this Prospectus and 166,359,011 shares will be outstanding assuming the complete sale of all 10,000,000 shares that we offer and the 4,800,000 option shares yet to be issued.

Use of proceeds	Any proceeds that we receive from the Primary Offering will be used by us to pay for the expenses of this offering and as general working capital. We will not receive any proceeds from the sale or other disposition of the Secondary Offering covered by this prospectus, aside from the exercise price for the option, which we plan to use for general working capital. See “Use of Proceeds”

Risk Factors	See the section entitled “Risk Factors” beginning on page 2 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

OTC Markets symbol	“IQST”

1

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our common stock. If any of the following risks actually occur, we may be unable to conduct our business as currently planned and our financial condition and results of operations could be seriously harmed. In addition, the trading price of our common stock could decline due to the occurrence of any of these risks, and you may lose all or part of your investment. The risks and uncertainties discussed below are not the only ones we face. Our business, results of operations, financial condition or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material. In assessing the risks and uncertainties described below, you should also consider carefully the other information contained in this prospectus before making a decision to invest in our common stock.

Risk Factors Related to the Financial Condition of the Company

Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.

We have continually operated at a loss with an accumulated deficit of $19,443,071 as of June 30, 2021. We have not attained profitable operations and are dependent upon obtaining financing or generating revenue from operations to continue operations for the next twelve months. Our future is dependent upon our ability to obtain financing or upon future profitable operations. We reserve the right to seek additional funds through private placements of our common stock and/or through debt financing. Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement or loan of funds. This offering is being conducted on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern. As a result, there is an increased risk that you could lose the entire amount of your investment in our company.

Because we have a limited operating history, you may not be able to accurately evaluate our operations.

We have had limited operations to date. Therefore, we have a limited operating history upon which to evaluate the merits of investing in our company. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business and additional costs and expenses that may exceed current estimates. We expect to continue to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

We are dependent on outside financing for the continuation of our operations.

Because we have generated limited revenues and currently operate at a loss, we are completely dependent on the continued availability of financing in order to continue our business operations. There can be no assurance that financing sufficient to enable us to continue our operations will be available to us in the future.

We will need additional funds to complete further development of our business plan to achieve a sustainable level where ongoing operations can be funded out of revenues. We anticipate that we must raise for next 12 months $490,000 for our budget expenses, $1,000,000 for Capital Infusion for business growth, $8,500,000 for New Subsidiaries Acquisitions to fully implement our business plan to its fullest potential and achieve our growth plans. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

2

Our failure to obtain future financing or to produce levels of revenue to meet our financial needs could result in our inability to continue as a going concern, and, as a result, our investors could lose their entire investment.

We may be unable to achieve some, all or any of the benefits that we expect to achieve from our plan to expand our operations.

In the future we may require additional financing for capital requirements and growth initiatives. Accordingly, we will depend on our ability to generate cash flows from operations and to borrow funds and issue securities in the capital markets to maintain and expand our business. We may need to incur debt on terms and at interest rates that may not be as favorable. If additional financing is not available when required or is not available on acceptable terms, we may be unable to operate our business as planned or at all, fund our expansion, successfully promote our business, develop or enhance our products and services, take advantage of business opportunities or respond to competitive pressures, any of which could have a material adverse effect on our business, financial condition and results of operations.

As a growing company, we have yet to achieve a profit and may not achieve a profit in the near future, if at all.

We have revenues but we are not profitable and may not be in the near future, if at all. Further, many of our competitors have a significantly larger industry presence and revenue stream but have yet to achieve profitability. Our ability to continue as a going concern is dependent upon raising capital from financing transactions, increasing revenue and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

Risk Factors Related to the Business of the Company

Our telecommunications line of business is highly sensitive to declining prices, which may adversely affect our revenues and margins.

The telecommunications industry is characterized by intense price competition, which has resulted in declines in both our average per-minute price realizations and our average per-minute termination costs.

A reduction of our prices to compete with any other offers in the market will not always guarantee and increase in the traffic, which may result in a reduction of revenue. If these trends in pricing continue or accelerate, it could have a material adverse effect on the revenues generated by our telecommunications businesses and/or our gross margins.

The continued growth of Over-The-Top calling and messaging services, such as WhatsApp, Skype and Viber has adversely affected the use of traditional phone communications. We expect this IP-based services which offer voice communications for free to continue to increase, which may result in increased substitution on our service offerings.

Our operating results may fluctuate, which could have a negative impact on our ability to grow our client base, establish sustainable revenues and succeed overall.

Our results of operations may fluctuate as a result of a number of factors, some of which are beyond our control including but not limited to:

▪	general economic conditions in the geographies and industries where we sell our services and conduct operations; legislative policies where we sell our services and conduct operations;
▪	the budgetary constraints of our customers; seasonality;
▪	the success of our strategic growth initiatives;
▪	costs associated with the launching or integration of new or acquired businesses;
▪	timing of new product introductions by us, our suppliers and our competitors; product and service mix, availability, utilization and pricing;
▪	the mix, by state and country, of our revenues, personnel and assets;
▪	movements in interest rates or tax rates;
▪	changes in, and application of, accounting rules;
▪	changes in the regulations applicable to us;
▪	Litigation matters.

As a result of these factors, we may not succeed in our business, and we could go out of business.

3

The termination of our carrier agreements or our inability to enter into new carrier agreements in the future could materially and adversely affect our ability to compete, which could reduce our revenues and profits.

We rely upon our carrier agreements in order to provide our telecommunications services to our customers. These carrier agreements are in most cases for finite terms and, therefore, there can be no guarantee that these agreements will be renewed at all or on favorable terms to us. Our ability to compete would be adversely affected if our carrier agreements were terminated or we were unable to enter into carrier agreements in the future to provide our telecommunications services to our customers, which could result in a reduction of our revenues and profits.

Our customers, could experience financial difficulties, which could adversely affect our revenues and profitability if we experience difficulties in collecting our receivables.

As a provider of international long-distance services, we depend upon sales of transmission and termination of traffic to other long distance providers and the collection of receivables from these customers. The wholesale telecommunications market continues to feature many smaller, less financially stable companies. If weakness in the telecommunications industry or the global economy reduces our ability to collect our accounts receivable from our major customers our profitability may be substantially reduced. While our most significant customers, from a revenue perspective, vary from quarter to quarter, our eight largest customers (2.48% of our total customer base) collectively accounted for 87% of total consolidated revenues by the six months ended June 30, 2022. This concentration of revenues increases our exposure to non-payment by our larger customers, and we may experience significant write-offs if any of our large customers fail to pay their outstanding balances, which could adversely affect our revenues and profitability.

We may fail to successfully integrate our acquisitions or otherwise be unable to benefit from pursuing acquisitions.

We believe there are meaningful opportunities to grow through acquisitions and joint ventures across all product and service categories and we expect to continue a strategy of selectively identifying and acquiring businesses with complementary products and services. We may be unable to identify, negotiate, and complete suitable acquisition opportunities on reasonable terms. There can be no assurance that any business acquired by us will be successfully integrated with our operations or prove to be profitable to us. We may incur future liabilities related to acquisitions. Should any of the following problems, or others, occur as a result of our acquisition strategy, the impact could be material:

▪	difficulties integrating personnel from acquired entities and other corporate cultures into our business;
▪	difficulties integrating information systems;
▪	the potential loss of key employees of acquired companies;
▪	the assumption of liabilities and exposure to undisclosed or unknown liabilities of acquired companies; or
▪	the diversion of management attention from existing operations.

Natural disasters, terrorist acts, acts of war, cyber-attacks or other breaches of network or information technology security may cause equipment failures or disrupt our operations.

Our inability to operate our telecommunications networks because of such events, even for a limited period of time, may result in loss of revenue, significant expenses, which could have a material adverse effect on our results of operations and financial condition.

We could be harmed by network disruptions, security breaches, or other significant disruptions or failures of our IT infrastructure and related systems. To be successful, we need to continue to have available a high capacity, reliable and secure network for our and our customers’ use. As any other company, we face the risk of a security breach, whether through cyber-attacks, malware, computer viruses, sabotage, or other significant disruption of our IT infrastructure and related systems. There is a risk of a security breach or disruption of the systems we operate, including possible unauthorized access to our proprietary or classified information. We are also subject to breaches of our network resulting in unauthorized utilization of our services, which subject us to the costs of providing those services, which are likely not recoverable. The secure maintenance and transmission of our information is a critical element of our operations. Our information technology and other systems that maintain and transmit customer information may be compromised by a malicious third-party penetration of our network security, or impacted by advertent or inadvertent actions or inactions by our employees, or those of a third party service provider or business partner. As a result, our or our customers’ information may be lost, disclosed, accessed or taken without the customers’ consent, or our services may be used without payment.

4

Although we make significant efforts to maintain the security and integrity of these types of information and systems, there can be no assurance that our security efforts and measures will be effective or that attempted security breaches or disruptions would not be successful or damaging, especially in light of the growing sophistication of cyber-attacks and intrusions. We may be unable to anticipate all potential types of attacks or intrusions or to implement adequate security barriers or other preventative measures. Certain of our business units have been the subject of attempted and successful cyber-attacks in the past. We have researched the situations and do not believe any material internal or customer information has been compromised.

We operate a global business that exposes us to currency, economic and regulatory.

Our revenue comes primarily from sales outside the U.S. and our growth strategy is largely focused on emerging markets. Our success delivering solutions and competing in international markets is subject to our ability to manage various risks and difficulties, including, but not limited to:

▪	our ability to effectively staff, provide technical support and manage operations in multiple countries;
▪	fluctuations in currency exchange rates;
▪	timely collecting of accounts receivable from customers located outside of the U.S;
▪	trade restrictions, political instability, disruptions in financial markets, and deterioration of economic conditions;
▪	compliance with the U.S. Foreign Corrupt Practices Act, and other anti-bribery laws and regulations;
▪	variations and changes in laws applicable to our operations in different jurisdictions, including enforceability of intellectual property and contract rights; and
▪	compliance with export regulations, tariffs and other regulatory barriers.

If we are unable to successfully manage growth, our operations could be adversely affected.

Our progress is expected to require the full utilization of our management, financial and other resources, which to date has occurred with limited working capital. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial and management information systems, and to recruit, train and manage sales personnel. There can be no absolute assurance that management will be able to manage growth effectively.

If we do not properly manage the growth of our business, we may experience significant strains on our management and operations and disruptions in our business. Various risks arise when companies and industries grow quickly. If our business or industry grows too quickly, our ability to meet customer demand in a timely and efficient manner could be challenged. We may also experience development delays as we seek to meet increased demand for our products. Our failure to properly manage the growth that we or our industry might experience could negatively impact our ability to execute on our operating plan and, accordingly, could have an adverse impact on our business, our cash flow and results of operations, and our reputation with our current or potential customers.

Risks Related to Legal Uncertainty

We may be subject to tax and regulatory audits which could subject us to liabilities.

We are subject to tax and regulatory audits which could result in the imposition of liabilities that may or may not have been reserved. We are subject to audits by taxing and regulatory authorities with respect to certain of our income and operations. These audits can cover periods for several years prior to the date the audit is undertaken and could result in the imposition of liabilities, interest and penalties if our positions are not accepted by the auditing entity.

5

Changes in regulations or user concerns regarding privacy and protection of user data, or any failure to comply with such laws, could adversely affect our business.

Federal, state, and international laws and regulations govern the collection, use, retention, disclosure, sharing and security of data that we receive from and about our users. The use of consumer data by online service providers is a topic of active interest among federal, state, and international regulatory bodies, and the regulatory environment is unsettled. Many states have passed laws requiring notification to users where there is a security breach for personal data, such as California’s Information Practices Act. We face similar risks in international markets where our products and services are offered. Any failure, or perceived failure, by us to comply with or make effective modifications to our policies, or to comply with any applicable federal, state, or international privacy, data-retention or data-protection-related laws, regulations, orders or industry self-regulatory principles could result in proceedings or actions against us by governmental entities or others, a loss of user confidence, damage to our business and brand, and a loss of users, which could potentially have an adverse effect on our business.

In addition, various federal, state and foreign legislative or regulatory bodies may enact new or additional laws and regulations concerning privacy, data retention, data transfer and data protection issues, including laws or regulations mandating disclosure to domestic or international law enforcement bodies, which could adversely impact our business, our brand or our reputation with users. For example, some countries are considering or have enacted laws mandating that user data regarding users in their country be maintained in their country. In addition, there currently is a data protection regulation applicable to member states of the European Union that includes operational and compliance requirements that are different than those currently in place and that also includes significant penalties for non-compliance.

The interpretation and application of privacy, data protection, data transfer and data retention laws and regulations are often uncertain and in flux in the United States and internationally. These laws may be interpreted and applied inconsistently from country to country and inconsistently with our current policies and practices, complicating long-range business planning decisions. If privacy, data protection, data transfer or data retention laws are interpreted and applied in a manner that is inconsistent with our current policies and practices, we may be fined or ordered to change our business practices in a manner that adversely impacts our operating results. Complying with these varying international requirements could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business and operating results.

We may be subject to legal liability associated with providing online services or content.

We host and provide a wide variety of services and technology products that enable and encourage individuals and businesses to exchange information; upload or otherwise generate photos, videos, text, and other content; advertise products and services; conduct business; and engage in various online activities both domestically and internationally. The law relating to the liability of providers of online services and products for activities of their users is currently unsettled both within the United States and internationally. We may be subject to domestic or international actions alleging that certain content we have generated or third-party content that we have made available within our services violates laws in domestic and international jurisdictions.

It is also possible that if any information provided directly by us contains errors or is otherwise wrongfully provided to users, third parties could make claims against us. For example, we offer web-based e-mail services, which expose us to potential risks, such as liabilities or claims, by our users and third parties, resulting from unsolicited e-mail, lost or misdirected messages, illegal or fraudulent use of e-mail, alleged violations of policies, property interests, or privacy protections, including civil or criminal laws, or interruptions or delays in e-mail service. We may also face purported consumer class actions or state actions relating to our online services, including our fee-based services. In addition, our customers, third parties, or government entities may assert claims or actions against us if our online services or technologies are used to spread or facilitate malicious or harmful code or applications.

Investigating and defending these types of claims are expensive, even if the claims are without merit or do not ultimately result in liability, and could subject us to significant monetary liability or cause a change in business practices that could negatively impact our ability to compete.

6

Nevada law and certain anti-takeover provisions of our corporate documents could entrench our management or delay or prevent a third party from acquiring us or a change in control even if it would benefit our shareholders.

Certain provisions of Nevada law may have an anti-takeover effect and may delay or prevent a tender offer or other acquisition transaction that a shareholder might consider to be in his or her best interest. The summary of the provisions of Nevada law set forth below does not purport to be complete and is qualified in its entirety by reference to Nevada law.

The issuance of shares of preferred stock, the issuance of rights to purchase such shares, and the imposition of certain other adverse effects on any party contemplating a takeover could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable a holder to block such a transaction. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of holders of our common stock.

Under Nevada law, a director, in determining what he reasonably believes to be in or not opposed to the best interests of the corporation, does not need to consider only the interests of the corporation’s shareholders in any takeover matter but may also, in his discretion, may consider any of the following:

(i)	The interests of the corporation’s employees, suppliers, creditors and customers;

(ii)	The economy of the state and nation;

(iii)	The impact of any action upon the communities in or near which the corporation’s facilities or operations are located;

(iv)	The long-term interests of the corporation and its shareholders, including the possibility that those interests may be best served by the continued independence of the corporation; and

(v)	Any other factors relevant to promoting or preserving public or community interests.

Because our board of directors is not required to make any determination on matters affecting potential takeovers solely based on its judgment as to the best interests of our shareholders, our board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which such shareholders might receive a premium for their stock over the then market price of such stock. Our board presently does not intend to seek shareholder approval prior to the issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange rules.

We are no longer an “emerging growth company” and therefore no longer eligible for reduced reporting requirements applicable to emerging growth companies.

It has been five years since our first registered sale of common stock in 2012, so we are no longer eligible for the reduced disclosure requirements applicable to “emerging growth companies.”

Emerging growth companies may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We are also a smaller reporting company, and we will remain a smaller reporting company until the fiscal year following the determination that our voting and non-voting common shares held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or our annual revenues are more than $100 million during the most recently completed fiscal year and our voting and non-voting common shares held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter. Similar to emerging growth companies, smaller reporting companies are able to provide simplified executive compensation disclosure, are exempt from the auditor attestation requirements of Section 404, and have certain other reduced disclosure obligations, including, among other things, being required to provide only two years of audited financial statements and not being required to provide selected financial data, supplemental financial information or risk factors.

7

Since we are no longer eligible for emerging growth company status, we will be subject to the reporting obligations of a smaller reporting company and, if we continue grow, we may be subject to increased reporting requirements applicable to accelerated filers, which are more onerous than those applicable to smaller reporting companies.

As a smaller reporting company and will be exempt from certain disclosure requirements, which could make our Common Stock less attractive to potential investors.

Rule 12b-2 of the Exchange Act defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

●	had a public float of less than $250 million as of the last business day of our most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of our voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

●	in the case of an initial registration statement under the Securities Act, or the Exchange Act, for shares of our common equity, had a public float of less than $250 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

●	in the case of an issuer whose public float as calculated under paragraph (1) or (2) of this definition was zero, had annual revenues of less than $100 million during the most recently completed fiscal year for which audited financial statements are available.

As a smaller reporting company, we will not be required and may not include a Compensation Discussion and Analysis section in our proxy statements; we will provide only two years of financial statements; and we need not provide the table of selected financial data. We also will have other “scaled” disclosure requirements that are less comprehensive than issuers that are not smaller reporting companies which could make our Common Stock less attractive to potential investors, which could make it more difficult for our stockholders to sell their shares.

If we fail to maintain an effective system of internal control over financial reporting in the future, we may not be able to accurately report our financial condition, results of operations or cash flows, which may adversely affect investor confidence in us and, as a result, the value of our common shares.

We are required, under Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting. This assessment includes disclosure of any material weaknesses identified by our management in our internal control over financial reporting. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting that results in more than a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected on a timely basis. Section 404 of the Sarbanes-Oxley Act also generally requires an attestation from our independent registered public accounting firm on the effectiveness of our internal control over financial reporting. However, for as long as we remain a smaller reporting company, we intend to take advantage of the exemption permitting us not to comply with the independent registered public accounting firm attestation requirement.

Our compliance with Section 404 will require that we incur substantial accounting expense and expend significant management efforts. We may not be able to complete our evaluation, testing and any required remediation in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal control over financial reporting is effective.

As of the date of our last Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, our management identified the following material weaknesses in our internal control over financial reporting, which are indicative of many small companies with small staff: (i) inadequate segregation of duties and effective risk assessment; and (ii) insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of both US GAAP and SEC guidelines.

8

We cannot assure you that there will not be material weaknesses or significant deficiencies in our internal control over financial reporting in the future. Any failure to maintain internal control over financial reporting could severely inhibit our ability to accurately report our financial condition, results of operations or cash flows. This may expose us, including individual executives, to potential liability which could significantly affect our business. If we are unable to conclude that our internal control over financial reporting is effective, or if our independent registered public accounting firm determines we have a material weakness or significant deficiency in our internal control over financial reporting once that firm begins its audits of internal control over financial reporting, we could lose investor confidence in the accuracy and completeness of our financial reports, the market price of our common shares could decline, and we could be subject to sanctions or investigations by FINRA, the SEC, or other regulatory authorities. Failure to remedy any material weakness in our internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict our future access to the capital markets.

Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

Our disclosure controls and procedures are designed to reasonably assure that information required to be disclosed by us in reports we file or submit under the Securities Exchange Act of 1934 is accumulated and communicated to management, recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures or internal controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.

These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements or insufficient disclosures due to error or fraud may occur and not be detected.

Deficiencies in disclosure controls and procedures and internal control over financial reporting could result in a material misstatement in our financial statements.

We could be adversely affected if there are deficiencies in our disclosure controls and procedures or in our internal controls over financial reporting. The design and effectiveness of our disclosure controls and procedures and our internal controls over financial reporting may not prevent all errors, misstatements or misrepresentations. Consistent with other entities in similar stages of development, we have a limited number of employees currently in the accounting group, limiting our ability to provide for segregation of duties and secondary review. A lack of resources in the accounting group could lead to material misstatements resulting from undetected errors occurring from an individual performing primarily all areas of accounting with limited secondary review. Deficiencies in internal controls over financial reporting which may occur could result in material misstatements of our results of operations, restatements of financial statements, other required remediations, a decline in the price of our common shares, or otherwise materially adversely affect our business, reputation, results of operations, financial condition or liquidity.

Risks Related to Our Securities

We have the right to issue additional common stock and preferred stock without consent of stockholders. This would have the effect of diluting investors’ ownership and could decrease the value of their investment.

We have additional authorized, but unissued shares of our common stock that may be issued by us for any purpose without the consent or vote of our stockholders that would dilute stockholders’ percentage ownership of our company.

In addition, our certificate of incorporation authorizes the issuance of shares of preferred stock and/or the conversion of existing outstanding preferred stock into common stock, the rights, preferences, designations and limitations of which may be set by the Board of Directors. Our certificate of incorporation has authorized issuance of up 300,000,000 shares of common stock and up to 1,200,000 shares of preferred stock in the discretion of our Board.

The shares of authorized but unissued preferred stock may be issued upon Board of Directors approval; no further stockholder action is required. If issued, the rights, preferences, designations and limitations of such preferred stock would be set by our Board and could operate to the disadvantage of the outstanding common stock. Such terms could include, among others, preferences as to dividends and distributions on liquidation.

We do not expect to pay dividends in the foreseeable future. Any return on investment may be limited to the value of our common stock.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will occur only if our stock price appreciates.

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Risks Related to the Offering and the Market for our Stock

Because there is no minimum offering amount, funds raised may not be sufficient to complete the plans of the Company as set forth in “Use of Proceeds” in this Prospectus.

There is no minimum offering amount. If we do not raise the maximum proceeds, funds raised may not be sufficient to complete all our plans as set forth in “Use of Proceeds” in this Prospectus, which could inhibit our ability to commence to generate revenue.

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

Our common stock is quoted under the symbol “IQST” on the OTCQX operated by OTC Markets Group, Inc., an electronic inter-dealer quotation medium for equity securities. We do not currently have an active trading market. There can be no assurance that an active and liquid trading market will develop or, if developed, that it will be sustained.

Our securities are very thinly traded. Accordingly, it may be difficult to sell shares of our common stock without significantly depressing the value of the stock. Unless we are successful in developing continued investor interest in our stock, sales of our stock could continue to result in major fluctuations in the price of the stock.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control.

Our stock price is subject to a number of factors, including:

▪	Technological innovations or new products and services by us or our competitors;
▪	Government regulation of our products and services;
▪	The establishment of partnerships with other telecom companies;
▪	Intellectual property disputes;
▪	Additions or departures of key personnel;
▪	Sales of our common stock;
▪	Our ability to integrate operations, technology, products and services;
▪	Our ability to execute our business plan;
▪	Operating results below or exceeding expectations;
▪	Whether we achieve profits or not;
▪	Loss or addition of any strategic relationship;
▪	Industry developments;
▪	Economic and other external factors; and
▪	Period-to-period fluctuations in our financial results.

Our stock price may fluctuate widely as a result of any of the above. In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Because we are subject to the “Penny Stock” rules, the level of trading activity in our stock may be reduced.

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any listed, trading equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules which may increase the difficulty Purchasers may experience in attempting to liquidate such securities.

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We will likely conduct further offerings of our equity securities in the future, in which case your proportionate interest may become diluted.

We will likely be required to conduct equity offerings in the future to finance our current projects or to finance subsequent projects that we decide to undertake. If our common stock shares are issued in return for additional funds, the price per share could be lower than that paid by our current shareholders. We anticipate continuing to rely on equity sales of our common stock shares in order to fund our business operations. If we issue additional common stock shares or securities convertible into shares of our common stock, your percentage interest in us could become diluted.

Investors in this offering will experience immediate and substantial dilution.

If all of the shares offered hereby are sold, investors in this offering will own 6.19% of the then outstanding shares of common stock, but will have paid approximately 52.54% of the total consideration for our outstanding shares, resulting in a dilution of $0.8822 per share. See “Dilution.”

If all the 4,800,000 shares related to the option would be issued in addition with the 10,000,000 shares of the offering the option new investors will own 2.89% of the then outstanding shares of common stock, but will have paid approximately 33.58% of the total consideration for our outstanding shares, resulting in a dilution of $1.8282 per share. See “Dilution.”

We have broad discretion in the use of a portion of the net proceeds from our initial public offering and may not use them effectively.

We currently intend to use the net proceeds from this offering for next 12 months $490,000 for our budget expenses, $1,000,000 for Capital Infusion for business growth, $8,500,000 for New Subsidiaries Acquisitions to fully implement our business plan to its fullest potential and achieve our growth plans. For more information, see “Use of Proceeds.” However, our management will have broad discretion in the application of the net proceeds. Our stockholders may not agree with the manner in which we choose to allocate the net proceeds from this offering. Our failure to apply these funds effectively could have a material adverse effect on our business, financial condition and results of operation. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income.

If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our share price and trading volume could decline.

The trading market for our common stock will, to some extent, depend on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our shares or change their opinion of our shares, our share price would likely decline. If one or more of these analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

We may be subject to securities litigation, which is expensive and could divert management attention.

In the past companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could seriously hurt our business. Any adverse determination in litigation could also subject us to significant liabilities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, timing and likelihood of success, plans and objectives of management for future operations, and future results of current and anticipated products are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

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In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions described under the sections in this prospectus entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this prospectus. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for us to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

This prospectus also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

USE OF PROCEEDS

We are offering a total of 10,000,000 shares at a price of $1.00 per share under our Primary Offering.  The shares being offered by us are being offered without the use of underwriters or broker-dealers and will be sold by our officers and directors.  No commissions or discounts will be paid in connection with the sale of the shares being offered by us.

The following table below sets forth the net proceeds assuming the sale of 25%, 50%, 75% and 100% of the Primary Offering.

	25%	50%	75%	100%
Gross proceeds	$2,500,000	$5,000,000	$7,500,000	$10,000,000
Estimated offering expenses	$10,000	$10,000	$10,000	$10,000
Net Proceeds	$2,490,000	$4,990,000	$7,490,000	$9,990,000
Budget Expenses 2021 & 2022	$490,000	$490,000	$490,000	$490,000
Capital Infusion for business growth 2022 & 2023	$1,000,000	$1,000,000	$1,000,000	$1,000,000
Funds for New Subsidiaries Acquisition (s) 2022 & 2023	$1,000,000	$3,500,000	$6,000,000	$8,500,000
Funds to Retire Debt	$—	$—	$—	$—
Use of Net proceeds	$2,490,000	$4,990,000	$7,490,000	$9,990,000

         We plan to use the net proceeds of the Primary Offering as described above and for working capital, general corporate purposes and acquisitions. We do not have any acquisitions currently pending.

The principal purposes of this offering are to raise sufficient capital for us to implement our business plan, become a reporting under the Exchange Act and create a public market for our common shares.  If we are unable to sell any shares under the Primary Offering, we have sufficient funds to pay the costs of this offering.

Secondary Offering

The common shares offered by the selling security holder are being registered for the account of the selling security holder identified in this prospectus.  All net proceeds from the sale of these common shares will go to the selling security holder who offers and sells its common shares.  We will not receive any part of the proceeds from such sales of common shares, other than the exercise price for the option, which we expect to use for working capital.

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DIVIDEND POLICY

We have never paid dividends on our common stock, and currently do not intend to pay any cash dividends on our common stock in the foreseeable future. In addition, we may incur debt financing in the future, the terms of which will likely prohibit us from paying cash dividends or distributions on our common stock. Even if we are permitted to pay cash dividends in the future, we currently anticipate that we will retain all future earnings, if any, to fund the operation and expansion of our business and for general corporate purposes.

DILUTION

If you invest in our common stock, your ownership interest will be diluted to the extent of the difference between initial public offering price per share of our common stock and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering.

As of June 30, 2022 we had a historical net tangible book value of $9,041,776 or $ 0.0597 per share of common stock, based on 151,559,011 shares of common stock outstanding at June 30, 2022. Our historical net tangible book value per share is the amount of our total tangible assets less our total liabilities at June 30, 2022, divided by the number of shares of common stock outstanding at June 30, 2022.

After giving further effect to the sale of 10,000,000 shares of common stock in this offering at an assumed initial public offering price of $1.00 per share and after deducting the estimated offering expenses payable by us, our as adjusted net tangible book value at June 30, 2022 would have been $ 19,031,776.00 , or $0.1178 per share of common stock. This represents an immediate increase in pro forma as adjusted net tangible book value of $0.0581 per share to existing stockholders and immediate dilution of $0.8822 per share to new investors purchasing shares of common stock in this offering.

The following table illustrates this dilution on a per share basis:

		Maximum Offering
Offering
Initial price to public	$1.0000	$10,000,000.00
Net tangible book value as of June 30, 2022	$0.0597	$9,041,776.00
Increase in net tangible book value per share attributable to new investors	$0.0581	$9,990,000.00
As adjusted net tangible book value per share after this offering	$0.1178	$19,031,776.00
Dilution in net tangible book value per share to new investors	$0.8822

% Dilution	88.22%

The number of shares of common stock that will be outstanding after this offering is based on 161,559,011 shares of common stock outstanding as of June 30, 2022.

The following table summarizes, on the as adjusted basis described above, the total number of shares of common stock purchased from us, the total consideration paid or to be paid, and the average price per share paid or to be paid by existing stockholders and by new investors in this offering at an assumed initial public offering price of $1.00 per share, before deducting estimated offering expenses payable by us:

	Shares Purchased		Total Consideration

	Number	Percentage	Amount	Percentage	Average Price Per Share
Existing holders	151,559,011	93.81%	$151,559.01	1.4930%	$0.0010
New investors	10,000,000	6.19%	$10,000,000.00	98.5070%	$1.0000
Total	161,559,011	100.00%	$10,151,559.01	100.0000%	$0.0628

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SELLING SHAREHOLDER

This prospectus relates to the offer and sale by the selling stockholders from time to time of up to an aggregate of 4,800,000 shares of common stock.

When we refer to the “selling stockholder” in this prospectus, we mean the entity listed in the table below, and each of its respective pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of such selling stockholder’s interests in shares of our Common Stock other than through a public sale.

Other than as described in this prospectus, the selling stockholders have not within the past three years had any position, office or other material relationship with us or any of our predecessors or affiliates other than as a holder of our securities. None of the selling stockholders is a broker-dealer or affiliate of a broker-dealer.

We issued a one year Common Stock Purchase Option with a grant date of April 25, 2022 to Apollo Management Group, Inc. for the right to acquire up to 4,800,000 at an exercise price of $2.00 per share. On the same date, we grated registration rights in favor of Apollo Management Group, Inc. for the resale of shares underlying the option.

The table below presents information regarding the selling stockholder, the shares of Common Stock that it may sell or otherwise dispose of from time to time under this prospectus and the number of shares and percentage of our outstanding shares of Common Stock each of the selling stockholder will own assuming all of the shares covered by this prospectus are sold by the selling stockholder.

We do not know when or in what amounts the selling stockholder may sell or otherwise dispose of the shares of Common Stock offered hereby. The selling stockholder might not sell or dispose of any or all of the shares covered by this prospectus or may sell or dispose of some or all of the shares other than pursuant to this prospectus. Because the selling stockholder may not sell or otherwise dispose of some or all of the shares covered by this prospectus and because there are currently no agreements, arrangements or understandings with respect to the sale or other disposition of any of the shares, we cannot estimate the number of shares that will be held by the selling stockholder after completion of the offering. However, for purposes of this table, we have assumed that all of the shares of Common Stock covered by this prospectus will be sold by the selling stockholders, and all the 10,000,000 offering sales will be sold too.

Name of selling stockholder	Shares of Common stock owned prior to offering	Shares of Common stock to be sold	Shares of Common stock owned after offering (if all shares are sold)	Percent of common stock owned after offering (if all shares are sold)
Apollo Management Option	0	4,800,000	4,800,000	2.89%
Total	0	4,800,000	4,800,000	2.89%

(1)	The information in the table is based on information supplied to us by the selling shareholders. The percentages of ownership are calculated based on 161,559,011 shares of common stock outstanding as of August 30, 2022, and taking in consideration all the 10,000,000 offering were sold. Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act, and generally includes shares over which the selling stockholder has voting or dispositive power, including any shares that the selling stockholder has the right to acquire within 60 days of the date of this prospectus.
(2)	Mr.Yohan Naraine has voting and dispositive control over the shares held by Apollo Management Group, Inc.

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MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis summarizes the significant factors affecting our operating results, financial condition, liquidity and cash flows as of and for the periods presented below. The following discussion and analysis should be read in conjunction with our financial statements and related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that are based on beliefs of our management, as well as assumptions made by, and information currently available to, our management. Actual results may differ materially from those discussed in or implied by forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly in the section entitled “Risk Factors.” See “Cautionary Note Regarding Forward-Looking Statements.”

The discussion and analysis of our financial condition and results of operations are based on our financial statements, which we have prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported revenues and expenses during the reporting periods. On an ongoing basis, we evaluate estimates and judgments, including those described in greater detail below. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

As used in this “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” except where the context otherwise requires, the term “we,” “us,” “our,” or “the Company,” refers to the business of IQSTEL Inc.

Results of Operations for the Three and Six Months Ended June 30, 2021 and 2021

Revenues

Our total revenue reported for the three months ended June 30, 2022 was $23,699,716, compared with $16,128,367 for the three months ended June 30, 2021. These numbers reflect an increase of 46.94% quarter over quarter on our consolidated revenues. Our total revenue reported for the six months ended June 30, 2022 was $43,119,027, compared with $30,325,978 for the six months ended June 30, 2021; an increase of 42.19%.

When looking at the numbers by subsidiary, we have the following breakout for the six months ended June 30, 2022 compared to the six months ended June 30, 2021:

Subsidiary	Revenue Six Months Ended June 30, 2022	Revenue Six Months Ended June 30, 2021
Etelix.com USA, LLC	$11,957,291	$7,481,915
SwissLink Carrier AG	2,262,903	2,284,985
QGlobal LLC	155,635	502,431
IoT Labs LLC	26,763,540	20,056,647
Smartbiz Telecom	921,410	—
Whisl Telecom	1,058,248	—
	$43,119,027	$30,325,978

The continued growth of our revenue is the result of the development of our business strategy, which includes the strengthening of our commercial and operating activities and new acquisitions.

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Cost of Revenues

Our total cost of revenues for the three months ended June 30, 2022 increased to $22,853,442, compared with $16,083,802 for the three months ended June 30, 2021. Our total cost of revenues for the six months ended June 30, 2022 increased to $41,788,693, compared with $29,794,043 for the six months ended June 30, 2021.

When looking at the numbers by subsidiary, we have the following breakout for the six months ended June 30, 2022 compared to the six months ended June 30, 2021:

Subsidiary	Cost of Revenue Six Months Ended June 30, 2022	Cost of Revenue Six Months Ended June 30, 2021
Etelix.com USA, LLC	$11,626,271	$7,338,609
SwissLink Carrier AG	1,855,331	2,029,483
QGlobal LLC	122,471	419,810
IoT Labs LLC	26,521,536	20,006,141
Smartbiz Telecom	831,419	—
Whisl Telecom	831,665	—
	$41,788,693	$29,794,043

Our cost of revenues consists of direct charges from vendors that the Company incurs to deliver services to its customers. These costs primarily consist of usage charges for calls and SMS terminated in vendor’s network.

The behavior in the costs shows a logical correlation with the behavior of the revenue commented above. We have reached a higher volume of sales and every additional unit sold (minutes and SMS) has its corresponding termination cost.

Gross Margin

The Consolidated Gross Margin for the six months ended June 30, 2022 was 3.09%, which compared to 1.75% for the six months ended June 30, 2021 represents an increase in our consolidated Gross Margin of 76.57%.

When looking at the numbers by subsidiary, we have the following breakout for the six months ended June 30, 2022 compared to the six months ended June 30, 2021:

Subsidiary	Gross Margin Six Months Ended June 30, 2022		Gross Margin Six Months Ended June 30, 2021
Etelix.com USA, LLC	%	2.77%	1.92
SwissLink Carrier AG		18.01	11.18
QGlobal LLC		21.31	16.44
IoT Labs LLC		0.90	0.25
Smartbiz Telecom		9.77	—
Whisl Telecom		21.41	—
	%	3.09%	1.75

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 Operating Expenses

Operating expenses decreased to $1,144,452 for the three months ended June 30, 2022 from $1,209,167 for the three months ended June 30, 2021. Operating expenses decreased to $2,133,950 for the six months ended June 30, 2022 from $2,707,278 for the six months ended June 30, 2021. The detail by major category for the six months ended June 30, 2022 and 2021 is reflected in the table below.

	Six Months Ended June 30,
	2022	2021
Salaries, Wages and Benefits	$828,764	$560,618
Technology	101,036	216,428
Professional Fees	349,842	232,216
Legal & Regulatory	43,116	50,627
Travel & Events	29,831	5,430
Public Cost	16,832	24,331
Advertising	373,600	487,825
Bank Services and Fees	91,961	58,309
Depreciation and Amortization	62,371	42,421
Office, Facility and Other	164,967	142,977

Sub Total	2,062,320	1,821,182

Stock-based compensation	71,630	886,096
Total Operating Expense	$2,133,950	$2,707,278

The main reasons for the overall decrease in operating expenses for the six months ended June 30, 2022 compared to the same period of 2021 is due to the a significant reduction in Stock-based compensation.

When looking at the numbers by subsidiary, we have the following breakout for the six months ended June 30, 2022 compared to the six months ended June 30, 2021:

	Six Months Ended June 30,
	2022	2021	Difference
iQSTEL	$1,039,299	$1,993,964	$(954,665)
Etelix	193,587	162,674	30,913
Swisslink	430,856	368,537	62,319
ItsBchain	453	1,450	(997)
QGlobal	73,935	56,138	17,797
IoT Labs	119,919	70,142	49,777
Global Money One	84,777	54,373	30,404
Smartbiz Telecom	55,873	—	55,873
Whisl Telecom	135,251	—	135,251
	$2,133,950	$2,707,278	$(573,328)

Operating Income

The Company showed negative Operating Income for the three months ended June 30, 2022 of $298,178 compared with a negative result of $1,164,602 for the three months ended June 30, 2021.

The Company showed negative Operating Income for the six months ended June 30, 2022 of $803,616 compared with a negative result of $2,175,343 for the six months ended June 30, 2021.

The decrease of the numbers for the six month period above is primarily due to a reduction in the costs associated with the operation of the public entity (iQSTEL, Inc.) that decreased by $954,665 year over year.

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Other Expenses/Other Income

We had other income of $12,721 for the three months ended June 30, 2022, as compared with other income of $42,230 for the same period ended 2021. We had other expenses of $6,572 for the six months ended June 30, 2022, as compared with other expenses of $825,518 for the same period ended 2021. The decrease in other expenses is mainly due to the reduction in interest expense.

Net Loss

We finished the three months ended June 30, 2022 with a loss of $285,457, as compared to a loss of $1,122,372 during the three months ended June 30, 2021. We finished the six months ended June 30, 2022 with a loss of $810,188, as compared to a loss of $3,000,861 during the six months ended June 30, 2021. When comparing the results year over year, these numbers show a significant improvement, as the fundamentals of the Company are getting stronger quarter after quarter leading to our goal of generating positive net income.

Results of Operations for the Years Ended December 31, 2021 and 2020

Net Revenue

Our net revenue for the year ended December 31, 2021 was $64,702,018 as compared with $44,910,006 for the year ended December 31, 2020. These numbers reflect an increase of 44% year over year on our consolidated Revenues.

When looking at the numbers by subsidiary, we have the following breakout for the years ended December 31, 2021 and 2020:

Subsidiary	Revenue Year Ended December 31, 2021	Revenue Year Ended December 31, 2020
Etelix.com USA, LLC	15,445,161	14,033,528
SwissLink Carrier AG	4,681,978	5,432,022
QGlobal LLC	666,887	421,619
IoT Labs LLC	43,907,992	25,022,837
	64,702,018	44,910,006

The continued growth of our revenue is the result of the development of our business strategy, which includes the strengthening of our commercial and operating activities and new acquisitions.

If net revenues continue growing at a similar rate for the next twelve months, we believe that the company will reach a total consolidated revenue of approximately $90 million by December 31, 2022.

Cost of Revenue

Our total cost of sales for the year ended December 31, 2021 was $63,168,303 as compared with $43,947,654 for the year ended December 31, 2020.

When looking at the numbers by subsidiary, we have the following breakout for the years ended December 31, 2021 and 2020:

Subsidiary	Cost of revenue Year Ended December 31, 2021	Cost of revenue Year Ended December 31, 2020
Etelix.com USA, LLC	15,080,687	14,062,553
SwissLink Carrier AG	3,986,334	4,656,865
QGlobal LLC	563,528	311,409
IoT Labs LLC	43,537,754	24,916,827
	63,168,303	43,947,654

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Our cost of revenues consists of direct charges from vendors that the Company incurs to deliver services to its customers. These costs primarily consist of usage charges for calls and SMS terminated in vendor’s network.

The behavior in the costs shows a logical correlation with the behavior of the revenue commented above. We have reached a higher volume of sales and every additional unit sold (minutes and SMS) has its corresponding termination cost.

Gross Margin

Our gross margin, which is simply the difference between our revenues and our cost of sales, discussed above, increased from $962,352 in 2020 to $1,533,715 in 2021.

We expect an increase in the gross margin for the next twelve months as a result of having better termination costs.

Operating Expenses

Operating expenses for the year ended December 31, 2021 were $4,517,632, as compared with $4,174,367 for the year ended December 31, 2020. The detail by major category is reflected in the table below.

	Years Ended December 31
	2021	2020

Salaries, Wages and Benefits	$1,160,021	$1,208,709
Technology	218,053	133,400
Professional Fees	441,490	374,821
Legal and Regulatory	106,001	121,229
Travel & Events	23,117	8,596
Public Cost	42,674	87,234
Allowance for doubtful accounts	—	183,414
Depreciation and Amortization	91,474	68,602
Advertising	977,334	942,950
Bank Services and Fees	117,886	137,598
Office, Facility and Other	392,117	209,956

Subtotal	3,570,167	3,476,509

Stock-based compensation	947,464	697,858

Total Operating Expenses	$4,517,631	$4,174,367

Operating Expenses by subsidiary are as follow:

	Years Ended December 31,
	2021	2020	Difference
iQSTEL	$2,906,114	$2,623,555	$282,560
Etelix	339,354	407,937	-68,583
SwissLink	784,052	815,130	-31,078
ItsBchain	2,396	52,684	-50,288
QGlobal	106,803	83,304	23,499
Global Money One	175,324	—	175,324
IoT Labs	203,588	191,757	11,831
	$4,517,631	$4,174,367	$343,265

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The most significant difference is generated by iQSTEL which is basically due to the Stock-based compensation. This item includes compensation to Management, Directors and other professional service providers.

No allowance for doubtful accounts were established due to additional controls already implemented within the commercial area and collection team.

Advertising corresponds to the third-party consultancy for the design and implementation of a Social Media communication strategy oriented to build and enhance our companies and brand image and a marketing program for the Regulation A offering.

All other items were stable from one year to the other, which allows us to affirm that the cost structure of the company is under control.

Other Expenses

We had other expenses of $880,085 for the year ended December 31, 2021, as compared with other expenses of $3,487,315 for the year ended December 31, 2020. The reduction in Other Expenses in 2021 compared to 2020 is due to the significant reduction in the interest expense of $3,509,323 for the year ended December 31, 2020 to $675,481 for the year ended December 31, 2021.

Net Loss

We finished the year ended December 31, 2021 with a loss of $3,864,001 as compared to a loss of $6,699,482 during the year ended December 31, 2020. This represents an improvement in our financial results year over year, due to an increment in the Gross Revenue and a significant reduction of the Interest Expenses.

Liquidity and Capital Resources

As of June 30, 2022, we had total current assets of $6,818,441 and current liabilities of $3,607,416, resulting in a positive working capital of $3,211,025. This compares with the working capital of $4,203,509 at December 31, 2021. This decrease in working capital, as discussed in more detail below, is primarily the result of the cash used in the acquisition of subsidiaries.

Our operating activities used $1,435,292 in the six months ended June 30, 2022 as compared with $2,093,398 used in operating activities in the six months ended June 30, 2021.

Investing activities used $1,612,255 for the six months ended June 30, 2021. Uses of funds in investing activities consisted primarily of the acquisition of subsidiaries for $1,564,132 and purchases of property and equipment for $47,223.

Financing activities provided $1,367,982 in the six months ended June 30, 2022 compared with $3,353,854 provided in the six months ended June 30, 2021. Our positive financing cash flow in 2022 was largely the result of the proceeds from the subscription of new common stocks under our Regulation A offering of $1,100,000.

Our current financial condition has improved significantly with a positive working capital and a cash position as of June 30, 2022 that represents 4.69 times the loss recognized during the three-month period then ended. However, we intend to fund operations through increased sales and debt and/or equity financing arrangements, to strengthen our liquidity and capital resources. The Company has received the qualification of an Offering Statement under Regulation A for the sale of up to 80,000,000 common stocks of which are available 12,500,000. This offering has been conducted on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold from the available shares. We also plan to seek additional financing in a private equity offering to secure funding for operations. There can be no assurance that we will be successful in raising additional funding. If we are not able to secure additional funding, the implementation of our business plan will be impaired. There can be no assurance that such additional financing will be available to us on acceptable terms or at all.

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Inflation

Although our operations are influenced by general economic conditions, we do not believe that inflation had a material effect on our results of operations during the six-month period ended June 30, 2022.

Critical Accounting Polices

A “critical accounting policy” is one which is both important to the portrayal of a company’s financial condition and results, and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.

Our accounting policies are discussed in detail in the footnotes to our financial statements included in this Prospectus for the six months ended June 30, 2022; however, we consider our critical accounting policies to be those related to allowance for doubtful accounts, valuation of long-lived assets, and income taxes. Management bases its estimates and judgments on historical experience and other factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. See the Consolidated Financial Statements in this Prospectus for a complete discussion of our significant accounting policies.

Off Balance Sheet Arrangements

As of June 30, 2022, there were no off-balance sheet arrangements.

Recent Accounting Pronouncements

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operation, financial position, or cash flow.

BUSINESS

Company Description

iQSTEL Inc. (OTCQX: IQST, www.iQSTEL.com) is a US-based publicly-listed company holding an Independent Board of Directors and Audit Committee with a presence in 19 countries and 70 employees are offering leading-edge services through its four business lines.

The Telecom Division (www.iqstelecom.com), which represents the majority of current operations, offers VoIP, SMS, proprietary Internet of Things (IoT) solutions (www.iotsmartgas.com and www.iotsmarttank.com), and international fiber-optic connectivity through its subsidiaries: Etelix (www.etelix.com), SwissLink Carrier (www.swisslink-carrier.com), Smartbiz Telecom (www.smartbiztel.com), Whisl Telecom (www.whisl.com), IoT Labs (www.iotlabs.mx), and QGlobal SMS (www.qglobalsms.com).

The Fintech business line (www.globalmoneyone.com) (www.maxmo.vip) offers a complete Fintech ecosystem MasterCard Debit Card, US Bank Account (No SSN Needed), Mobile App/Wallet (Remittances, Mobile Top Up, Buy/Sell Crypto). Our Fintech subsidiary, Global Money One, is to provide immigrants access to reliable financial services that make it easier to manage their money and stay connected with their families back home.

The BlockChain Platform Business Line (www.itsbchain.com) offers our proprietary Mobile Number Portability Application (MNPA) to serve the in-country portability needs through its subsidiary, itsBchain.

The Electric Vehicle (EV) Business Line (www.evoss.net) offers electric motorcycles to work and have fun in the USA, Spain, Portugal, Panama, Colombia, and Venezuela. EVOSS is also working on the development of an EV Mid Speed Car to serve the niche of the 2nd car in the family.

The information contained on our websites is not incorporated by reference into this Prospectus and should not be considered part of this or any other report filed with the SEC.

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History

iQSTEL, formerly known as PureSnax International, Inc., was incorporated under the laws of the State of Nevada on June 24, 2011. PureSnax was previously a wellness brand focused on bringing healthy snacks and foods to consumers. On March 8, 2017, PureSnax exited a previous License Agreement with a Canadian snack food Licensor. From March of 2017 until its acquisition of Etelix.com USA, LLC, PureSnax was working to develop its own brand and its own products for manufacture, distribution, sales and marketing of various products within the health foods and snacks industry and to pursue related business opportunities. PureSnax acquired Etelix.com USA, LLC on June 25, 2018. The company left the healthy snacks and foods business to focus on the Telecommunications Business.

In August 30, 2018, PureSnax changed its name to “iQSTEL Inc.” and received a new CUSIP number: 46265G107, as well as a new trading symbol “IQST” in order to better resemble its new name. iQSTEL also changed the Standard Industrial Classification (SIC Code) to 4813, Telephone Communications, Except Radiotelephone.

The transformative process is an ongoing effort. However, in the last year the Company achieved the restructuring of its revenue from a 100% VoIP business to one where currently VoIP represents half of overall Company revenue, while SMS and value-added SMS services account for the other half. SMS and value-added SMS is a much higher gross profit business; thus the Company’s bottom line has increased in tandem.

Operating Subsidiaries

Based on our current business infrastructure, the Company has expanded from its original VoIP services into new business areas: Short Message Service (SMS) for Applications to Person (A2P) and Person to Person (P2P); Internet of Things (IoT) solutions and Blockchain-based platforms.

Etelix.com USA LLC, a wholly owned subsidiary of iQSTEL Inc., is a Miami, Florida-based international telecom carrier founded in 2008 that provides telecom and technology solutions worldwide, with commercial presence in North America, Latin America, and Europe. Etelix provides International Long-Distance voice services for Telecommunications Operators (ILD Wholesale), and Submarine Fiber Optic Network capacity for internet (4G and 5G).

Etelix is interconnected to the most important players in the industry, with a very strong focus on Asian markets, among which it is worth mentioning: China Telecom, PCCW, Hutchinson Telecom, Vodafone India, KDDI, Airtel, Reliance, Viettel, TATA Communications, Flow Jamaica (Cable and Wireless Caribbean), Cable and Wireless Panama, Millicom (TIGO), Telefonica de España (Movistar), Telecom Italia (TIM), Portugal Telecom (MEU), Optimus (NOS), Belgacom (BICS), Deutsche Telekom, iBasis, Orbitel and Entel.

An important milestone in the evolution of Etelix was in 2013, when the company become part of a consortium of major carriers for the upgrade of the Maya-1 submarine cable systems that runs from Hollywood, Florida to the city of Tolu in Colombia. This consortium is led by Orange Telecom and Orbitel, where Etelix participates with 10 Gbps of capacity. The bulk of this contract was sold to Millicom (Tigo Costa Rica). This capacity considerably enhanced Tigo’s ability to deploy world-class 4G services to its customers in Costa Rica.

SwissLink Carrier AG is a 51% owned subsidiary of iQSTEL Inc. SwissLink Carrier AG is a Switzerland based international Telecommunications Carrier founded in 2015 providing international VoIP connectivity worldwide, with commercial presence in Europe, CIS and Latin America. SwissLink Carrier AG is a Swiss licensed Operator.

One of Company’s strategic line of actions is to expand the participation in Asian and African traffic. Africa is currently the market with the higher contribution to margin and Asia concentrate one third of the termination traffic in the industry. Estimations show that 56% (International Telecommunication Union) of the traffic terminating in Africa is originated from customers in Europe; while the corresponding percentage of traffic terminated in Asia is 37% (International Telecommunication Union). Based on these numbers the goal to expand the participation in the Asian and African traffic goes through establishing a strong presence in Europe.

The acquisition of Swisslink strengthened the Company’s presence in Europe putting us in a very competitive position to capture traffic to Asian and African countries; however, it will also give us the opportunity to compete in the European traffic, where we currently have a low participation.

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QGlobal SMS LLC is a 100% owned subsidiary of iQSTEL Inc. QGlobal SMS is a USA based company founded in 2020 specialized in international and domestic SMS termination.

IoT Labs LLC is a 51% owned subsidiary of iQSTEL Inc. IoT Labs is a SMS service provider based in Austin, TX.

The Company has entered into the SMS business in 2020 through the acquisition of QGlobal and IoT Labs. Both companies specialize in international and domestic SMS termination, with emphasis on the Applications to Person (A2P), Person to Person (P2P) and OmniChannel Marketing Services for several markets: Wholesale Carrier, Government, Corporate, Enterprise, Small and Medium Companies.

QGlobal SMS has commercial presence in Europe, USA and Latin America, with robust international interconnection with Tier-1 SMS Aggregators, guarantying to its customers’ high quality and low termination rates, in over more than 100 countries, while IoT Labs is specialized in the SMS traffic exchange between US and Mexico.

With the acquisition of these two SMS providers, we quickly began to cross-sell services to our existing client base.

The Global A2P SMS Market is expected to grow at a CAGR of 4.1% during the forecast period 2018 – 2030, to account for US$ 101 billion in 2030, according to Transparency Market Research. This market has experienced significant growth and adoption rate in the past few years and is expected to experience notable growth and adoption in years to come

ItsBchain LLC is a 75% owned subsidiary of iQSTEL Inc. ItsBchain is a blockchain technology developer and solution provider, with a strong focus on the telecom sector. The company is in the final stage of development of a series of blockchain solutions aimed at using the blockchain ledger and smart contract solutions to enable more efficiency, quickness in execution and fraud-prevention in the telco industry. Specifically, the company is developing a solution that will enable users and carriers to transfer mobile phone numbers with just a few clicks, allowing users and carriers the ability to transfer retail users from one mobile carrier to another instantly.

Regulations

Telecommunications services are subject to extensive government regulation in the United States of America. Any violations of the regulations may subject us to enforcement actions, including interest and penalties. The FCC has jurisdiction over all telecommunications common carriers to the extent they provide interstate or international communications services, including the use of local networks to originate or terminate such services

Regulation of Telecom by the Federal Communications Commission

Telecommunication License

Anyone seeking to conduct telecommunications business where the telecommunication services will transpire between the United States of America and an international destination must obtain a license from the Federal Communications Commission (FCC). This particular license is named a Section 214 license, after the section in the Communications Act of 1934.

Etelix.com USA, LLC was authorized by the Federal Communications Commission to provide facility-based services in accordance with section 63.18(e)(1) of the Commission’s rules; and also to provide resale services in accordance with section 63.18(e)(2) under license number ITC-214-20090625-00303.

Since Etelix has no other network infrastructure outside the United States of America, no other licenses are required for us to operate as an international carrier service provider.

Universal Service and Other Regulatory Fees and Charges

In 1997, the FCC issued an order, referred to as the Universal Service Order, which requires all telecommunications carriers providing interstate telecommunications services to contribute to universal service support programs administered by the FCC (known as the Universal Service Fund). These periodic contributions are currently assessed based on a percentage of each contributor’s interstate and international end user telecommunications revenues reported to the FCC. Etelix also contributed to several other regulatory funds and programs, most notably Telecommunications Relay Service and FCC Regulatory Fees (collectively, the Other Funds). Due to the manner in which these contributions are calculated, we cannot be assured that we fully recover from our customers all of our contributions.

In addition, based on the nature of our current business, we receive certain exemptions from federal Universal Service Fund contributions. Changes in our business could eliminate our ability to qualify for some or all of these exemptions. Changes in regulation may also have an impact on the availability of some or all of these exemptions. If even some of these exemptions become unavailable, they could materially increase our federal Universal Service Fund or Other Funds’ contributions and have a material adverse effect on the cost of our operations and, therefore, on our ability to continue to operate profitably, and to develop and grow our business. We cannot be certain of the stability of the contribution factors for the Other Funds. Significant increases in the contribution factor for the Other Funds in general and the Telecommunications Relay Service Fund in particular can impact our profitability. Whether these contribution factors will be stable in the future is unknown, but it is possible that we will be subject to significant increases.

Employees

iQSTEL, including all subsidiaries, has 49 employees as of December 31, 2021.

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MANAGEMENT

The following information sets forth the names, ages, and positions of our current directors and executive officers.

Name	Age	Positions and Offices Held
Leandro Iglesias	56	President, Chairman, Chief Executive Officer and Director
Alvaro Quintana Cardona	51	Chief Operating Officer, Chief Financial Officer and Director
Juan Carlos Lopez Silva	53	Chief Commercial Officer
Raul Perez	69	Director
Jose Antonio Barreto	62	Director
Italo Segnini	55	Director

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

Leandro Iglesias

Before founding Etelix in year 2008, where he has acted as President and CEO, Mr. Iglesias was the International Business Manager at CANTV/Movilnet (the Venezuelan biggest telecommunications services provider). He held this position between January 2003 and July 2008, while the company was under the control of Verizon. Previous to his position in Cantv/Movilnet Mr. Iglesias was Executive Vice President and responsible of the Latin America marketing division of American Internet Communications (August 1998 – December 2002). Leandro Iglesias has developed a career for more than 20 years in the telecommunications industry with a particular emphasis in the international long-distance traffic business, submarine cables, satellite communications and international roaming services. He is Electronic Engineer graduate from Universidad Simon Bolivar and graduated from the Management Program at IESA Business School. He also holds an MBA from Universidad Nororiental Gran Mariscal de Ayacucho.

Aside from that provided above, Mr. Iglesias does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

We believe that Mr. Iglesias is qualified to serve on our Board of Directors because of his wealth of experience in the telecom industry.

Alvaro Quintana Cardona

Alvaro Quintana has developed a career of more than twenty years of experience in the telecommunication industry with particular focus on regulatory affairs, strategic planning, value added services and international interconnection agreements. Before joining Etelix in year 2013 as Chief Operation Officer and Chief Financial Officer, Mr. Quintana acted between June 2004 and May 2013 as Interconnection and Value-Added Services Manager at Digitel (a mobile service provider in Venezuela, formerly a Telecom Italia Mobile subsidiary). He holds a Bachelor Degree in Business Administration and a Specialist Degree in Economics, both from the Universidad Catolica Andres Bello. He also holds a Master in Telecommunications from the EOI Business School in Spain.

Aside from that provided above, Mr. Cardona does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

We believe that Mr. Quintana is qualified to serve on our Board of Directors because of his wealth of experience in the telecom industry.

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Juan Carlos Lopez Silva

Juan Carlos Lopez Silva is an Engineer graduated from Universidad de Los Andes, with a Master degree in Project Management from the Pontificia Universidad Javeriana; and MBA from EADA Business School; with more than 20 years of experience in project management, negotiation, business development and management on international companies. Previous to joining Etelix in August 2011 as Chief Commercial Officer, Juan Carlos was International Carrier Relations Manager at Colombia Telecomunicaciones S.A. Esp. a subsidiary of Telefonica of Spain, between September 2003 and June 2011.

Aside from that provided above, Mr. Silva does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Raul A Perez

From December 1, 2014 to present, Mr. Perez serves as CFO of Deerbrook Family Dentistry, PC, Dental Practice in Humble, Texas. From November 1, 2017 to January 31, 2019, he served as Senior Accountant to Principrin School, PC, Day Care in Houston, Texas.

Mr. Perez has been in finance for more than 40 years, starting in 1970 as analyst in treasury and finance departments and progressively assuming different positions up to corporate treasurer for large corporations. He served for Sudamtex of Venezuela, C.A for 5 years and Polar Brewery in Caracas, Venezuela for 10 year. Beginning in 2000, he accepted a position as a Director of the Security and Exchange Commission of Venezuela to have the surveillance of Venezuelan stock market participants. Also, in 2004 he completed the requirements and received his certification as a Venezuelan Investment Advisor. Later, as an independent contractor for three years, he was selected as the Corporate Compliance Officer for an especially important stock market broker dealer in Venezuela, Activalores Casa de Bolsa, in which he developed the Compliance Unit and manuals required by local and international anti money laundering laws. He also taught Advanced Institute of Finance (IAF) in Caracas being a professor of Corporate Finance and Managerial Accounting for 5 years.

Mr. Perez has a Bachelor’s degree in accounting (1976), and MBA Finance (1982), gave me the overall knowledge of finance and how to plan, start up, run, and control a business.

We have selected Mr. Perez to serve as an independent director because of his education, skills and experience in finance and his regulatory history.

Jose Antonio Barreto

From 2006 to the present, Mr. Barreto has been Chief Business Development Officer of Xpectra Remote Management / Mexico. There he was in charge of directing all aspects of account development and sales effort to close specific private and government opportunities and developing strategic accounts in Mexico and the LATAM region. From 2020 to present, he has been an advisor to our Board of Directors.

Mr. Barreto has more than 30 years of experience working in telecommunications and technology companies. He has been directly responsible of leading the business development and operational in several telecommunication and technology companies’ acquisition activity, with the responsibility of leading the technical, operation and financial analysis. Over the last 14 years, Jose Antonio has been the North and Central American leader, spanning from Mexico to Panama, in the development of commercial processes in the technology security field, artificial intelligence, Internet of Things (IoT) platforms, as well as cutting edge technology solutions and software systems.

He studied Electronic Engineering at the Universidad Simón Bolivar followed by a Master of Science Degree in Electrical and Computer Engineering at Rice University. He also completed the Master in Telecommunications Management offered by Universidad Simon Bolivar and the Telecom SudParis Institute.

We have selected Mr. Barreto to serve as an independent director because of his education, skills and experience in technology companies.

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Italo R. Segnini (age 55)

From March 2020 to the present, Mr. Segnini has been serving as Global Carrier Partnership Director of Sierra Wireless. From June 2019 to February 2020, he served as an Independent Telecom Consultant. From 2017 to 2019, he served as Director of International Carrier Business for Televisa Telecom. From 2012 to 2019, he served as Director International Carrier Business for Millicom.

Mr. Segnini is a long time Telecommunicaction industry professional who has had high level positions at Global Tier Ones for more than 20 years, Telefonica, Millicon and Televisa, Sierra Wireless to mention a few. Mr. Segnini has extensive executive experience in the Telecom areas like Voice, A2P, SMS, Data, Roaming, Mobility Services, B2B, MNO, MVNO, IoT, Interconnection, etc., and a solid business performance record spanning multiple functions including International commercial negotiations, management, sales, business development, sales, regulatory and operations. Italo R. Segnini holds a Juris Doctor degree from the Andres Bello Catholic University, a Telecommunication Masters Degree from Madrid Pontificia Comillas University and an MBA from IESA Business School

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board, subject to their respective employment agreements.

Significant Employees

We have no significant employees other than our officers and directors.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

During the past 10 years, none of our current directors, nominees for directors or current executive officers has been involved in any legal proceeding identified in Item 401(f) of Regulation S-K, including:

1. Any petition under the Federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;

2. Any conviction in a criminal proceeding or being named a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3. Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from, or otherwise limiting, the following activities:

i. Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii. Engaging in any type of business practice; or

iii. Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

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4. Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any type of business regulated by the Commodity Futures Trading Commission, securities, investment, insurance or banking activities, or to be associated with persons engaged in any such activity;

5. Being found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6. Being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7. Being subject to, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; or

ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8. Being subject to, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Director Independence

The Board of Directors reviews the independence of our directors on the basis of standards adopted by the NASDAQ Stock Market (“NASDAQ”). As a part of this review, the Board of Directors considers transactions and relationships between our company, on the one hand, and each director, members of the director’s immediate family, and other entities with which the director is affiliated, on the other hand. The purpose of such a review is to determine which, if any, of such transactions or relationships were inconsistent with a determination that the director is independent under NASDAQ rules. As a result of this review, the Board of Directors has determined that none of our directors is an “independent director” within the meaning of applicable NASDAQ listing standards.

Committees of the Board

Our full board serves the functions that would normally be served by a separately-designated Nominating Committee, and Compensation Committee.

Company has an Audit Committee with a financial expert on the Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent beneficial stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To the best of our knowledge based solely on a review of Forms 3, 4, and 5 (and any amendments thereof) received by us, no persons have failed to file, on a timely basis, the identified reports required by Section 16(a) of the Exchange Act during fiscal year ended December 31, 2021. Following the year end, all of the Form 3s were filed late for incoming management of Etelix.com USA LLC.

Code of Ethics

We do not have a code of ethics but we plan to adopt one this fiscal year.

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EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our former or current executive officers for the fiscal years ended December 31, 2021 and 2020.

Name and principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($) (1)(2)	Total ($)
Leandro Iglesias President, CEO and Director	2020 2021	76,800 174,000	- 419,024	- -	- -	- -	76,800 593,024
Alvaro Quintana Treasury, Secretary and Director	2020 2021	25,100 159,088	- 337,674	- -	- -	- -	25,100 496,762
Juan Carlos López Chief Commercial Officer	2020 2021	28,500 80,000	- 244,050	- -	- -	- -	28,500 324,050

On May 2, 2019, the Company entered into Employment Agreements with the following persons: (i) Leandro Iglesias as President, CEO and Chairperson of the Company’s Board of Directors with an annual salary of $168,000 with an annual bonus of 3% of our net income; (ii) Juan Carlos Lopez Silva as Chief Commercial Officer with an annual salary of $120,000 with an annual bonus of 3% of our net income; and Alvaro Quintana Cardona as Chief Operating Officer and Chief Financial Officer with an annual salary of $144,000 with an annual bonus of 3% of our net income. The Employment Agreements have a term of 36 months, are renewable automatically for 24-month periods, unless the Company gives written notice at least 90 days prior to termination of the initial 36-month term. The Company shall have the right to terminate any of the employment agreements at any time without prior notice, but in that event, the Company shall pay these persons salaries and other benefits they are entitled to receive under their respective agreements for three years. The above executive officers agreed to two year non-compete and non-solicit restrictive covenants with the Company. If any of the executive officers are terminated for cause they shall forfeit any rights to severance.

On November 1, 2020, our board of directors approved amended employments in favor of our Chief Executive Officer, Leandro Iglesias, our Chief Financial Officer, Alvaro Quintana, and our Chief Commercial Officer, Juan Carlos Lopez Silva.

The amended employment agreement in favor of Mr. Iglesias extended the term of employment from 36 months to 60 months. The now five year employment agreement with Mr. Iglesias provides that we will compensate him with a salary of $17,000 monthly and he is eligible for quarterly bonus of 250,000 shares of our common stock. If we do not have the cash available, the agreement provides that Mr. Iglesias may convert his accrued salary/bonus into shares of our common stock or newly created Series A Preferred Stock. For common shares, the amount of accrued salary to be converted into shares must be determined by considering the average price per share of the Company’s common stock on the OTC Markets during the last 10 days and applying a discount of 25%.” For Series A Preferred Shares, the amount of accrued salary to be converted into shares is the per share conversion price for common shares multiplied by ten US Dollars ($10). Mr. Iglesias has a further right to convert any common shares under his control into Series A Preferred shares at any time at a rate of ten (10) common shares for each Series A Preferred share.

The amended employment agreement in favor of Mr. Quintana extended the term of employment from 36 months to 60 months. The now five year employment agreement with Mr. Quintana provides that he is eligible for quarterly bonus of 200,000 shares of our common stock. If we do not have the cash available, the agreement provides that Mr. Quintana may convert his accrued salary/bonus into shares of our common stock or newly created Series A Preferred Stock. For common shares, the amount of accrued salary to be converted into shares must be determined by considering the average price per share of the Company’s common stock on the OTC Markets during the last 10 days and applying a discount of 25%.” For Series A Preferred Shares, the amount of accrued salary to be converted into shares is the per share conversion price for common shares multiplied by ten US Dollars ($10). Mr. Quintana has a further right to convert any common shares under his control into Series A Preferred shares at any time at a rate of ten (10) common shares for each Series A Preferred share.

The amended employment agreement in favor of Mr. Silva extended the term of employment from 36 months to 60 months. Mr. Silva is eligible for quarterly bonuses of 150,000 shares of our common stock. If we do not have the cash available, the agreement provides that Mr. Iglesias may convert his accrued salary/bonus into shares of our common stock at the average price of our common stock during the last 10 days after applying a discount of 25%.

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Option Grants

We have not granted any options or stock appreciation rights to our named executive officers or directors since inception. We do not have any stock option plans.

Compensation of Directors

All Directors shall receive reimbursement for reasonable travel expenses incurred to attend Board and committee meetings.

Effective on July 1, 2021 and thereafter, all Directors shall be compensated monthly up to 4,000 shares of common stock cash of $1,000 for their service as Directors. The Chairman and Secretary of the Board shall receive an additional $2,000 per month in addition to the Director compensation.

In lieu of the cash compensation set forth above, each Director may elect to receive shares of the Corporation's Common Stock equal to the total cash compensation divided by the average market value of the Company's Common Stock during the last 10 trading days and applying a discount of 25%.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits to our directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Compensation Committee

We do not currently have a compensation committee of the board of directors or a committee performing similar functions. The board of directors as a whole participates in the consideration of executive officer and director compensation.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than described below or the transactions described under the heading “Executive Compensation” (or with respect to which such information is omitted in accordance with SEC regulations), there have not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a participant in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Due from related party

During the year ended December 31, 2021, the Company loaned $220,674 to our CEO and applied to due to CEO of $8,004.

During the year ended December 31, 2021, the Company wrote off due from related party of $10,148.

During the year ended December 31, 2020, the Company loaned $20,182 to related parties who are a stockholder and a former director, collected $20,197 and wrote off amounts totaling $43,375.

During the years ended December 31, 2021 and 2020, the Company loaned $220,674 and $18,888 to a related party and collected $226 and $2,088, respectively.

As of December 31, 2021 and 2020, the Company had due from related parties of $424,086 and $221,790, respectively. The loans are unsecured, non-interest bearing and due on demand.

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Due to related parties

During the years ended December 31, 2021 and 2020, the Company borrowed $0 and $20,182 from CEO and CFO of the Company, and repaid $90,787 and $20,197 to the CEO and CFO, respectively.

During the year ended December 31, 2020, the Company borrowed $20,000 from Francisco Bunt who owns 49% of loT Labs and repaid $20,000.

As of December 31, 2021 and 2020, the Company had amounts due to related parties of $26,613 and $94,616, respectively, which included $0 and $60,000 to Francisco Bunt (Note 4), respectively. The amounts are unsecured, non-interest bearing and due on demand.

Dept to Equity Swap

During the year ended December 31, 2021 the Company recorded a debt-to-equity swap to a related party of $1,647,150 as additional paid in capital.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of August 30, 2022, certain information as to shares of our voting stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding voting stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group.

Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of voting stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated below, each entity or person listed below maintains an address of 300 Aragon Avenue, Suite 375, Coral Gables, FL 33134.

The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days through the exercise of any stock option, warrant or other right. The inclusion in the following table of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner.

	Common Stock
Name of Beneficial Owner	Number of Shares Owned (1)	Percent of Class (2)
Leandro Iglesias	542,932	0.358%
Alvaro Quintana Cardona	1,121,842	0.740%
Juan Carlos Lopez Silva	925,497	0.611%
Raul Perez	8,000	0.005%
Jose Antonio Barreto	8,000	0.005%
Italo Segnini	8,000	0.005%
All Directors and Executive Officers as a Group (6 persons)	2,614,271	1.724%

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	Series A Preferred Stock
Name of Beneficial Owner	Number of Shares Owned (1)	Percent of Class (3)
Leandro Iglesias	7,000	70.00%
Alvaro Quintana Cardona	3,000	30.00%
Juan Carlos Lopez Silva	—	—
Raul Perez	—	—
Jose Antonio Barreto	—	—
Italo Segnini	—	—
All Directors and Executive Officers as a Group (6 persons)	10,000	100.00%

 (1) Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of voting stock listed as owned by that person or entity.

(2) Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. The percent of class is based on 147,357,358 voting shares as of March 8, 2022.

(3) Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. The percent of class is based on 10,000 voting shares as of March 8, 2022.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 300,000,000 shares of common stock, with a par value of $0.001 per share, and 1,200,000 shares of preferred stock, with a par value of $0.001 per share. As of August 30, 2022, there were 151,559,011 shares of our common stock issued and outstanding, 10,000 shares of Series A Preferred Stock issued and outstanding, 21,000 shares of Series B Preferred Stock issued and outstanding and 0 shares of Series C Preferred stock issued and outstanding. Our shares of common stock are held by seventy (70) stockholders of record.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. The holders of our common stock possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing a majority of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

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Preferred Stock

Our board of directors may become authorized to authorize preferred shares of stock and to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

8.Any other relative rights, preferences and limitations of that series.

Series A Preferred Stock

On November 1, 2020, pursuant to Article III of our Articles of Incorporation, our Board of Directors voted to designate a class of preferred stock entitled Series A Preferred Stock, consisting of up 10,000 shares, par value $0.001. Under the Certificate of Designation, holders of Series A Preferred Stock will participate on an equal basis per-share with holders of our common stock in any distribution upon winding up, dissolution, or liquidation. Holders of Series A Preferred Stock are entitled to vote together with the holders of our common stock on all matters submitted to shareholders at a rate of 51% of the total vote of shareholders.

Series B Preferred Stock

On November 11, 2020, pursuant to Article III of our Articles of Incorporation, our Board of Directors voted to designate a class of preferred stock entitled Series B Preferred Stock, consisting of up 200,000 shares, par value $0.001. Under the Certificate of Designation, holders of Series B Preferred Stock will receive $81 per share in any distribution upon winding up, dissolution, or liquidation before junior security holders. Holders of Series B Preferred Stock are entitled to receive as, when, and if declared by the Board of Directors, dividends in kind at an annual rate equal to twenty four percent (24%) of $81 per share for each of the then outstanding shares of Series B Preferred Stock, calculated on the basis of a 360-day year consisting of twelve 30-day months. Holders of Series B Preferred Stock do not have voting rights but may convert into common stock after twelve months from the issuance date. Upon conversion, the shares are subject to a one-year leak-out restriction on sales into the market of no more than 5% previous month’s stock liquidity.

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On January 15, 2021, we entered into Conversion Agreements with Leandro Iglesias, our Chief Executive Officer and director, Alvaro Quintana, Chief Financial Officer and director, and Juan Carlos Lopez, our Chief Commercial Officer, pursuant to which we agreed to convert 21,000,000 shares of common stock from each officer into 21,000 shares of our Series B Preferred Stock, as follow:

Shareholders	Number of Shares of Common Stock Converting Into Series B Preferred Stock	Number of shares of Series B Preferred Stock acquired in conversion
Leandro Iglesias	12,200,000	12,200
Alvaro Cardona	5,300,000	5,300
Juan Carlos Lopez	3,500,000	3,500
Total	21,000,000	21,000

The parties entered into these Conversion Agreements to, among other things, allow more common stock to be available for future issuances in connection with note conversions and as a means to lock-up the shares of common stock underlying the Series B Preferred held by our officers from trading and to establish a leak-out agreement upon any future conversions back to common stock.

Series C Preferred Stock

On January 7, 2021, pursuant to Article III of our Articles of Incorporation, our Board of Directors voted to designate a class of preferred stock entitled Series C Preferred Stock, consisting of up 200,000 shares, par value $0.001. Under the Certificate of Designation, holders of Series C Preferred Stock will rank junior to the Series B Preferred Stock, but on par with common stock and Series A Preferred Stock in any distribution upon winding up, dissolution, or liquidation of the company, as provided in the designation. The holders of shares of Series C Preferred Stock have no dividend rights except as may be declared by the Board in its sole and absolute discretion, out of funds legally available for that purpose. Holders of Series B Preferred Stock do not have voting rights but may convert into common stock after twenty four months from the issuance date, at a conversion rate of one thousand (1,000) shares of Common Stock for every one (1) share of Series C Preferred Stock. Upon conversion, the shares are subject to a one-year leak-out restriction on sales into the market of no more than 5% previous month’s stock liquidity.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Listing of Common Stock

Our Common Stock is currently quoted on the OTCQX under the trading symbol “IQST.”

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Transfer Agent and Registrar

The transfer agent and registrar of our Common Stock is VStock Transfer, LLC.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

 PLAN OF DISTRIBUTION

Primary Offering

We are offering 10,000,000 shares at a fixed price of $0.35 per share even if a public trading market for our common shares develops. The $0.35 fixed per share offering price for the duration of this offering was arbitrarily chosen by management. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

This offering is being made by us without the use of outside underwriters or broker-dealers. The shares to be sold by us will be sold on our behalf by our officers and directors. They will not receive commissions or proceeds or other compensation from the sale of any shares on our behalf.

Our officers and directors will not register as broker-dealers pursuant to Section 15 of the Exchange Act, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

1.        Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;

2.        Our officers and directors will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.        Our officers and directors are not, nor will they be at the time of participation in the offering, associated persons of a broker-dealer; and

4.        Our officers and directors meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they: (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) are not broker or dealers, or been associated persons of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii).

Secondary Offering

We are registering the shares of Common Stock to permit the resale of these shares of Common Stock by the Selling Stockholder and any of its transferees, pledgees, assignees, donees, and successors-in-interest from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholder of the shares of Common Stock other than the exercise price for the option, which we plan to use for working capital.

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The Selling Stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered if hereby on the OTC Markets or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. The Selling Stockholders may use any one or more of the following methods when selling securities:

▪	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
▪	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
▪	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
▪	an exchange distribution in accordance with the rules of the applicable exchange;
▪	privately negotiated transactions;
▪	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
▪	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;
▪	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
▪	a combination of any such methods of sale; or
▪	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Shareholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholder may be deemed to be “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The Selling Stockholder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholder.

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We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the Selling Shareholder or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The Doney Law Firm, our independent legal counsel, has provided an opinion on the validity of our common stock.

Urish Popeck & Co., LLC has audited our consolidated financial statements as of and for the years ended December 31, 2021 and 2020 included in this prospectus and registration statement. Urish Popeck & Co., LLC has presented their report with respect to our audited consolidated financial statements. The report of Urish Popeck & Co., LLC is included in reliance upon their authority as experts in accounting and auditing

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 (including the exhibits, schedules and amendments thereto) under the Securities Act, with respect to the shares of our common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus as to the contents of any contract, agreement or other documents are summaries of the material terms of that contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved. Copies of the registration statement, and the exhibits and schedules thereto, may be accessed at the Securities and Exchange Commission’s website at www.sec.gov. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s website is http://www.sec.gov.

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. We make our periodic reports and other information filed with or furnished to the Securities and Exchange Commission available, free of charge, through our website at www.iQSTEL.com/investor-releations, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the Securities and Exchange Commission. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus. You may read and copy any reports, statements or other information on file at the public reference rooms. You can also request copies of these documents, for a copying fee, by writing to the Securities and Exchange Commission, or you can review these documents on the Securities and Exchange Commission’s website, as described above. In addition, we will provide electronic or paper copies of our filings free of charge upon request.

36

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” certain information we have filed with the Securities and Exchange Commission into this prospectus, which means we are disclosing important information to you by referring you to other information we have filed with the Securities and Exchange Commission. The information we incorporate by reference is considered part of this prospectus. All reports and definitive proxy or information statements subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus and prior to the sale of all securities registered hereunder or termination of the registration statement of which this prospectus forms a part (excluding any disclosures that are furnished and not filed with the Securities and Exchange Commission) shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such reports and other documents.

Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been furnished to, rather than filed with, the Securities and Exchange Commission.

Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus or any prospectus supplement to the extent that a statement contained herein or any prospectus supplement or in any subsequently filed document that is also incorporated by reference in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

IQSTEL Inc. Inc.

 300 Aragon Avenue, Suite 375

Coral Gables, FL 33134

Phone: (877) 786-8500

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

37

IQSTEL INC.

IQSTEL INC.

38

iQSTEL INC

Consolidated Balance Sheets

 (Unaudited)

	June 30,	December 31,
	2022	2021
ASSETS
Current Assets
Cash	$1,645,937	$3,334,813
Accounts receivable, net	4,303,010	2,540,515
Due from related parties	375,955	424,086
Prepaid and other current assets	493,539	267,110
Total Current Assets	6,818,441	6,566,524

Property and equipment, net	386,707	409,382
Intangible asset	99,592	99,592
Goodwill	5,172,146	1,537,742
Deferred tax assets	426,664	446,402
TOTAL ASSETS	$12,903,550	$9,059,642

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable	2,517,086	1,474,595
Due to related parties	26,613	26,613
Loans payable - net of discount of $0 and $7,406	96,185	315,450
Loans payable - related parties	228,727	239,308
Other current liabilities	658,131	307,049
Stock payable	80,674	—
Total Current Liabilities	3,607,416	2,363,015

Loans payable, non-current	104,840	119,295
Employee benefits, non-current	149,518	156,434
TOTAL LIABILITIES	3,861,774	2,638,744

Stockholders' Equity
Preferred stock: 1,200,000 authorized; $0.001 par value
Series A Preferred stock: 10,000 designated; $0.001 par value, 10,000 shares issued and outstanding, respectively	10	10
Series B Preferred stock: 200,000 designated; $0.001 par value, 21,000 shares issued and outstanding	21	21
Series C Preferred stock: 200,000 designated; $0.001 par value, No shares issued and outstanding	—	—
Common stock: 300,000,000 authorized; $0.001 par value 151,559,011 and 147,477,358 shares issued and outstanding, respectively	151,559	147,477
Additional paid in capital	29,304,429	25,842,982
Accumulated deficit	(19,443,071)	(18,536,921)
Accumulated other comprehensive loss	(37,376)	(36,658)
Equity attributed to stockholders of iQSTEL Inc.	9,975,572	7,416,911
Deficit attributable to noncontrolling interests	(933,796)	(996,013)
Total Stockholders' Equity	9,041,776	6,420,898

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$12,903,550	$9,059,642

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-1

iQSTEL INC

Consolidated Statements of Operations

 (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

Revenues	$23,699,716	$16,128,367	$43,119,027	$30,325,978
Cost of revenue	22,853,442	16,083,802	41,788,693	29,794,043
Gross profit	846,274	44,565	1,330,334	531,935

Operating expenses
General and administration	1,144,452	1,209,167	2,133,950	2,707,278
Total operating expenses	1,144,452	1,209,167	2,133,950	2,707,278

Operating loss	(298,178)	(1,164,602)	(803,616)	(2,175,343)

Other income (expense)
Other income	6,432	4,145	(4,628)	29,179
Other expenses	10,125	(427)	16,780	(896)
Interest expense	(3,836)	(12,062)	(18,724)	(642,087)
Change in fair value of derivative liabilities	—	39,505	—	317,080
Gain (loss) on settlement of debt	—	11,069	—	(528,794)
Total other income (expense)	12,721	42,230	(6,572)	(825,518)

Net loss before provision for income taxes	(285,457)	(1,122,372)	(810,188)	(3,000,861)
Income taxes	—	—	—	—
Net loss	(285,457)	(1,122,372)	(810,188)	(3,000,861)
Less: Net income (loss) attributable to noncontrolling interests	65,723	(134,996)	95,962	(71,094)
Net loss attributed to stockholders of iQSTEL Inc.	$(351,180)	$(987,376)	$(906,150)	$(2,929,767)

Comprehensive income (loss)
Net loss	$(285,457)	$(1,122,372)	$(810,188)	$(3,000,861)
Foreign currency adjustment	(1,023)	(56,664)	(1,407)	50,992
Total comprehensive loss	(286,480)	$(1,179,036)	$(811,595)	$(2,949,869)
Less: Comprehensive income (loss) attributable to noncontrolling interests	65,222	(162,761)	95,273	(46,108)
Net comprehensive loss attributed to stockholders of iQSTEL Inc.	$(351,702)	$(1,016,275)	$(906,868)	$(2,903,761)

Basic and diluted loss per common share	$(0.00)	$(0.01)	$(0.01)	$(0.02)

Weighted average number of common shares outstanding - Basic and diluted	150,835,665	139,078,656	149,196,728	128,840,922

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-2

iQSTEL INC

Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

For the three and six months ended June 30, 2022 and 2021

 (Unaudited)

	Series A Preferred Stock		Series B Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Additional Paid in Capital	Accumulated Deficit	Accumulated Comprehensive Loss	Total	Non Controlling Interest	Total Stockholders’ Deficit
Balance - December 31, 2021	10,000	$10	21,000	$21	147,477,358	$147,477	$25,842,982	$(18,536,921)	$(36,658)	$7,416,911	$(996,013)	$6,420,898

Common stock issued for cash	—	—	—	—	2,000,000	2,000	998,000	—	—	1,000,000	—	1,000,000
Common stock issued for compensation	—	—	—	—	60,000	60	41,079	—	—	41,139	—	41,139
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	(196)	(196)	(188)	(3840
Net income (loss)	—	—	—	—	—	—	—	(554,970)	—	(554,970)	30,239	(524,731)
Balance - March 31, 2022	10,000	$10	21,000	$21	149,537,358	$149,537	$26,882,061	$(19,091,891)	$(36,854)	$7,902,884	$(965,962)	$6,936,922

Common stock issued for compensation	—	—	—	—	60,000	60	30,430	—	—	30,490	—	30,490
Common stock issued and to be issued for acquisition of subsidiaries	—	—	—	—	1,461,653	1,462	1,548,538	—	—	1,550,000	(33,056)	1,516,944
Common stock issued for asset acquisition	—	—	—	—	500,000	500	324,500	—	—	325,000	—	325,000
Common stock payable	—	—	—	—	—	—	18,900	—	—	18,900	—	18,900
Issuance of common stock purchase option	—	—	—	—	—	—	500,000	—	—	500,000	—	500,000
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	(522)	(522)	(501)	(1,023)
Net income (loss)	—	—	—	—	—	—	—	(351,180)	—	(351,180)	65,723	(285,457)
Balance - June 30, 2022	10,000	$10	21,000	$21	151,559,011	$151,559	$29,304,429	$(19,443,071)	$(37,376)	$9,975,572	$(933,796)	$9,041,776

	Series A Preferred Stock		Series B Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Additional Paid in Capital	Accumulated Deficit	Accumulated Comprehensive Loss	Total	Non Controlling Interest	Total Shareholders’ Deficit
Balance - December 31, 2020	10,000	$10	—	$—	118,133,432	$118,133	$13,267,261	$(14,699,148)	$(74,831)	$(1,388,575)	$(1,006,461)	$(2,395,036)

Preferred stock issued for conversion of common stock	—	—	21,000	21	(21,000,000)	(21,000)	20,979	—	—	—	—	—
Common stock issued for cash	—	—	—	—	35,862,500	35,863	3,550,387	—	—	3,586,250	—	3,586,250
Common stock issued for service	—	—	—	—	195,000	195	284,505	—	—	284,700	—	284,700
Common stock issued for compensation	—	—	—	—	600,000	600	563,400	—	—	564,000	—	564,000
Common stock issued for forbearance of debt	—	—	—	—	250,000	250	49,675	—	—	49,925	—	49,925
Common stock issued for conversion of debt	—	—	—	—	6,080,632	6,081	416,214	—	—	422,295	—	422,295
Cancellation of common stock	—	—	—	—	(1,294,600)	(1,295)	(88,809)	—	—	(90,104)	—	(90,104)
Resolution of derivative liabilities	—	—	—	—	—	—	708,611	—	—	708,611	—	708,611
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	54,905	54,905	52,751	107,656
Net loss	—	—	—	—	—	—	—	(1,942,391)	—	(1,942,391)	63,902	(1,878,489)
Balance - March 31, 2021	10,000	$10	21,000	$21	138,826,964	$138,827	$18,772,223	$(16,641,539)	$(19,926)	$2,249,616	$(889,808)	$1,359,808

Common stock issued for compensation	—	—	—	—	600,000	600	411,600	—	—	412,200	—	412,200
Common stock issued for settlement of debt	—	—	—	—	2,230,394	2,230	2,054,300	—	—	2,056,530	—	2,056,530
Debt forgiveness	—	—	—	—	—	—	807,103	—	—	807,103	—	807,103
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	(28,899)	(28,899)	(27,765)	(56,664)
Net loss	—	—	—	—	—	—	—	(987,376)	—	(987,376)	(134,996)	(1,122,372)
Balance - June 30, 2021	10,000	$10	21,000	$21	141,657,358	$141,657	$22,045,226	$(17,628,915)	$(48,825)	$4,509,174	$(1,052,569)	$3,456,605

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-3

iQSTEL INC

Consolidated Statements of Cash Flows

 (Unaudited)

	Six Months Ended
	June 30,
	2022	2021

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(810,188)	$(3,000,861)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	90,529	1,170,796
Depreciation and amortization	62,371	42,421
Amortization of debt discount	7,407	435,956
Change in fair value of derivative liabilities	—	(317,080)
Loss on settlement of debt	—	528,794
Prepayment and Default penalty	—	122,020
Changes in operating assets and liabilities:
Accounts receivable	(910,284)	(784,128)
Prepaid and other current assets	(6,977)	(130,278)
Due from related party	47,832	—
Accounts payable	49,794	(31,917)
Other current liabilities	34,224	(129,121)
Net cash used in operating activities	(1,435,292)	(2,093,398)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of subsidiaries, net	(1,564,132)	(60,000)
Purchase of property and equipment	(47,223)	(68,844)
Payment of loan receivable - related party	(1,000)	(24,220)
Collection of amounts due from related parties	100	200
Net cash used in investing activities	(1,612,255)	(152,864)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loans payable	—	400,000
Repayments of loans payable	(232,018)	(321,609)
Repayment of loans payable - related parties	—	(60,787)
Proceeds from common stock issued	1,100,000	3,586,250
Proceed from issuance of common stock purchase option	500,000	—
Repayment of convertible notes	—	(250,000)
Net cash provided by financing activities	1,367,982	3,353,854

Effect of exchange rate changes on cash	(9,311)	(11,438)

Net change in cash	(1,688,876)	1,096,154
Cash, beginning of period	3,334,813	753,316
Cash, end of period	$1,645,937	$1,849,470

Supplemental cash flow information
Cash paid for interest	$3,333	$117,198
Cash paid for taxes	$—	$—

Non-cash transactions:
Common stock issued for asset acquisition	$325,000	$—
Cmmon stock issued and to be issued for acquisition of suobsidiaries	$1,550,000	$—
Common stock issued for conversion of debt	$—	$422,295
Resolution of derivative liabilities	$—	$708,611
Related party debt forgiveness	$—	$807,103
Common stock issued for settlement of debt	$—	$2,056,530
Preferred stock issued for conversion of common stock	$—	$21

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-4

iQSTEL INC

Notes to the Unaudited Consolidated Financial Statements

June 30, 2022

NOTE 1 -ORGANIZATION AND DESCRIPTION OF BUSINESS

Organization and Operations

iQSTEL Inc. (“iQSTEL”, “we”, “us”, or the “Company”) was incorporated under the laws of the State of Nevada on June 24, 2011 under the name of B-Maven Inc. The Company changed its name to PureSnax International, Inc. on September 18, 2015; and more recently it changed its name to iQSTEL Inc. on August 7, 2018.

The Company has been engaged in the business of telecommunication services as a wholesale carrier of voice, SMS and data for other telecom companies around the World with more than 150 active interconnection agreements with mobile companies, fixed line companies and other wholesale carriers.

Acquisitions

On May 13, 2022, we entered into a Company Acquisition Agreement regarding the acquisition of 51% of the shares in Whisl telecom LLC (“Whisl”).

On June 1, 2022, we entered into a Company Acquisition Agreement regarding the acquisition of 51% of the shares in Smartbiz Telecom LLC (“Smartbiz”).

Both acquisitions are detailed in Note 4.

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements and with the instructions to Form 10-Q and Regulation S-X of the United States Securities and Exchange Commission (“SEC”). Accordingly, they do not contain all information and footnotes required by accounting principles generally accepted in the United States of America (“GAAP”) for annual financial statements.

In the opinion of the Company’s management, the accompanying unaudited interim financial statements contain all the adjustments necessary (consisting only of normal recurring accruals) to present the financial position of the Company as of June 30, 2022 and the results of operations and cash flows for the periods presented. The results of operations for the six months ended June 30, 2022 are not necessarily indicative of the operating results for the full fiscal year or any future period. These unaudited financial statements should be read in conjunction with the financial statements and related notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on April 15, 2022.

Consolidation Policy

The consolidated financial statements of the Company include the accounts of the Company and its owned subsidiaries, Etelix.com USA, LLC (“Etelix”), SwissLink Carrier AG (“Swisslink”), ITSBCHAIN, LLC (“ItsBchain”), QGLOBAL SMS, LLC (“QGlobal”), IoT Labs, LLC (“IoT Labs”), Global Money One Inc (“Global Money One”), Whisl telecom LLC and Smartbiz Telecom LLC. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

F-5

Business Combinations

In accordance with ASC 805-10, “Business Combinations”, the Company accounts for all business combinations using the acquisition method of accounting. Under this method, assets and liabilities, including any remaining non-controlling interests, are recognized at fair value at the date of acquisition. The excess of the purchase price over the fair value of assets acquired, net of liabilities assumed, and non-controlling interests is recognized as goodwill. Certain adjustments to the assessed fair values of the assets, liabilities, or non-controlling interests made subsequent to the acquisition date, but within the measurement period, which is up to one year, are recorded as adjustments to goodwill. Any adjustments subsequent to the measurement period are recorded in income. Any cost or equity method interest that the Company holds in the acquired company prior to the acquisition is re-measured to fair value at acquisition with a resulting gain or loss recognized in income for the difference between fair value and the existing book value. Results of operations of the acquired entity are included in the Company’s results from the date of the acquisition onward and include amortization expense arising from acquired tangible and intangible assets.

Foreign Currency Translation and Re-measurement

The Company translates its foreign operations to the U.S. dollar in accordance with ASC 830, “Foreign Currency Matters”.

The functional currency and reporting currency of the Company, Etelix, QGlobal, Itsbchain, IoT Labs, Global Money One, Whisl, and Smartbiz is the U.S. dollar, while the functional currency of SwissLink is the Swiss Franc (“CHF”).

SwissLink translates their records into the U.S. dollar as follows:

•	Assets and liabilities at the rate of exchange in effect at the balance sheet date
•	Equities at historical rate
•	Revenue and expense items at the average rate of exchange prevailing during the period

Adjustments arising from such translations are included in accumulated other comprehensive income (loss) in stockholders’ equity.

Accounts Receivable and Allowance for Uncollectible Accounts

Substantially all of the Company’s accounts receivable balance is related to trade receivables. Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable. The Company reviews its allowance for doubtful accounts daily and past due balances over 60 days and a specified amount are reviewed individually for collectability. Account balances are charged off after all means of collection have been exhausted and the potential for recovery is considered remote. During the six months ended June 30, 2022 and 2021, the Company did not record bad debt expense.

Net Income (Loss) Per Share of Common Stock

The Company has adopted ASC 260, ”Earnings per Share” which requires presentation of basic earnings per share on the face of the statements of operations for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic earnings per share computation. In the accompanying financial statements, basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed by dividing net income by the weighted average number of shares of common stock and potentially dilutive outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent share arrangements, stock options and warrants unless the result would be antidilutive. There were no potentially dilutive shares of common stock outstanding for the six months ended June 30, 2022 and 2021.

F-6

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables. The Company places its cash and cash equivalents with financial institutions of high creditworthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.

During the six months ended June 30, 2022, 8 customers represented 87% of our revenues. During the six months ended June 30, 2021, 5 customers represented 87% of our revenues.

Revenue Recognition

The Company recognizes revenue from telecommunication services in accordance with ASC 606, “Revenue from Contracts with Customers.”

The Company recognizes revenue related to monthly usage charges and other recurring charges during the period in which the telecommunication services are rendered, provided that persuasive evidence of a sales arrangement existed, and collection is reasonably assured. Management considers persuasive evidence of a sales arrangement to be a written interconnection agreement. The Company’s payment terms vary by clients.

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued since the last audit of our financial statements. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

NOTE 3 - GOING CONCERN

The Company's consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has suffered recurring losses from operations and does not have an established source of revenues sufficient to cover its operating costs. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish its business plan and eventually attain profitable operations.

During the next year, the Company's foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing in the industry and continuing its marketing efforts. The Company may experience a cash shortfall and be required to raise additional capital.

Historically, the Company has relied upon funds from its stockholders. Management may raise additional capital through future public or private offerings of the Company's stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company's failure to do so could have a material and adverse effect upon its operations and its stockholders.

F-7

NOTE 4 – ACQUISITIONS

On May 13, 2022, we entered into a Company Acquisition Agreement (Purchase Agreement) with US Acquisitions, LLC, a California limited liability company (Seller) concerning the contemplated sale by Seller and the purchase by us of 51% of the membership interests Seller holds in Whisl, a Texas limited liability company. Whisl provides local US termination for Voice through its FCC license of VoIP Service number 832742; and is in the process to obtain a C-Lec FCC License over next 12 months. The Company is one of the premier Intermediate Voice Providers in the USA. It has been a carrier since 2017 with billions of minutes traversing its network. The Company provides its customers with multiple levels of Redundancy, Diversity, and Disaster Recovery for their applications and ability to make changes to underlying carrier configuration in real time. The Company offers a single carrier solution for Voice Global services, and its customers benefit from hundreds of interconnection agreements that the Company has cultivated since its inception. Pursuant to the Purchase Agreement, the closing of the purchase of the 51% membership interests was $1,800,000, which consisted of $1,250,000 in cash and $550,000 in our restricted common stock to Seller, which amounts to 1,461,653 shares of common stock.

On June 1, 2022, we entered into a Purchase Agreement for the purchase of 51% of the membership interests in Smartbiz, a Florida Corporation which provides telecommunication services, dedicated to VoIP business for wholesale and retail markets. The purchase price for the acquisition was $1,800,000, which  consisted of $800,000 in cash and $1,000,000 in our common stock to the seller, which amounts to 2,850,330 shares of common stock.

Smartbiz and Whisl have been included in our consolidated results of operations since the acquisition dates.

The following table summarizes the fair value of the consideration paid by the Company:

Whisl

May 13,
Fair Value of Consideration:	2022
Cash	$1,000,000
Payable to seller	250,000
1,461,653 shares of common stock	550,000
Total Purchase Price	$1,800,000

Smartbiz

June 1,
Fair Value of Consideration:	2022
Cash	$725,000
Payable to seller	75,000
2,850,330 shares of common stock	1,000,000
Total Purchase Price	$1,800,000

The following table summarizes the identifiable assets acquired and liabilities assumed upon acquisition of Smartbiz and Whisl and the calculation of goodwill:

Whisl

Total purchase price	$1,800,000
Cash	141,113
Accounts receivable	109,762
Total identifiable assets	250,875

Accounts payable	(241,426)
Other current liabilities	(2,075)
Total liabilities assumed	(243,501)
Net assets	7,374

Non-controlling interest	3,613
Total net assets	3,761
Goodwill	$1,796,239

F-8

Smartbiz

Total purchase price	$1,800,000
Cash	19,755
Accounts receivable	789,515
Total identifiable assets	809,270

Accounts payable	(807,265)
Other current liabilities	(76,839)
Total liabilities assumed	(884,104)
Net assets	(74,834)

Non-controlling interest	(36,669)
Total net assets	(38,165)
Goodwill	$1,838,165

Unaudited combined proforma results of operations for the six months ended June 30, 2022 and 2021 as though the Company acquired Smartbiz and Whisl on January 1, 2020, are set forth below:

	Six Months Ended
	June 30,
	2022	2021
Revenues	$47,228,496	$38,791,210
Cost of revenues	46,061,883	37,528,152
Gross profit	1,166,613	1,263,058

Operating expenses	3,066,379	3,327,710
Operating loss	(1,899,766)	(2,064,652)

Other expense	(6,572)	(825,518)

Net Loss	$(1,906,338)	$(2,890,170)

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment at June 30, 2022 and December 31, 2021 consisted of the following:

	June 30,	December 31,
	2022	2021
Telecommunication equipment	$290,660	$258,871
Telecommunication software	593,497	618,125
Other equipment	98,085	108,805
Total property and equipment	982,242	985,801
Accumulated depreciation and amortization	(595,535)	(576,419)
Total property and equipment	$386,707	$409,382

Depreciation and amortization expense for the six months ended June 30, 2022 and 2021 amounted to $62,371 and $42,421, respectively.

F-9

NOTE 6 –LOANS PAYABLE

Loans payable at June 30, 2022 and December 31, 2021 consisted of the following:

	June 30,	December 31,
	2022	2021	Term	Interest rate
Bridge Loan	$—	$222,222	Note was issued on November 1, 2020 and due on January 30, 2022	18.0%
Martus	96,185	100,634	Note was issued on October 23, 2018 and due on January 3, 2023	5.0%
Swisspeers AG	—	9,605	Note was issued on April 8, 2019 and due on October 4, 2022	7.0%
Darlene Covid19	104,840	109,690	Note was issued on April 1, 2020 and due on March 31, 2025	0.0%
Total	201,025	442,151
Less: Unamortized debt discount	—	(7,406)
Total loans payable	201,025	434,745
Less: Current portion of loans payable	(96,185)	(315,450)
Long-term loans payable	$104,840	$119,295

During the six months ended June 30, 2022 and 2021, the Company borrowed from third parties totaling $0 and $444,444, which includes original issue discount and financing costs of $0 and $44,444 and repaid the principal amount of $232,018 and $321,609, respectively.

During the six months ended June 30, 2022 and 2021, the Company recorded interest expense of $18,724 and $172,701 and recognized amortization of discount, included in interest expense, of $7,407 and $63,666, respectively. In 2021, the Company recorded interest expense from convertible notes of $33,430 and recognized amortization of discount, included in interest expense, of $372,290.

Loans payable to related parties at June 30, 2022 and December 31, 2021 consisted of the following:

	June 30,	December 31,
	2022	2021	Term	Interest rate
49% of Shareholder of SwissLink	$19,047	$19,929	Note is due on demand	0%
49% of Shareholder of SwissLink	209,680	219,379	Note is due on demand	5%
Total	228,727	239,308
Less: Current portion of loans payable	228,727	239,308
Long-term loans payable	$—	$—

F-10

NOTE 7 – OTHER CURRENT LIABILITIES

Other current liabilities at June 30, 2022 and December 31, 2021 consisted of the following:

	June 30,	December 31,
	2022	2021
Accrued liabilities	$40,929	$61,153
Payable for acquisition of subsidiaries	325,000	—
Accrued interest	—	8,173
Salary payable - management	80,730	92,229
Salary payable	2,799	—
Employee benefits	106,516	105,221
Other current liabilities	102,157	40,273
	$658,131	$307,049

NOTE 8 – STOCKHOLDERS’ EQUITY

The Company’s authorized capital consists of 300,000,000 shares of common stock with a par value of $0.001 per share.

Series A Preferred Stock

On November 3, 2020, pursuant to Article III of our Articles of Incorporation, our Board of Directors voted to designate a class of preferred stock entitled Series A Preferred Stock, consisting of up 10,000 shares, par value $0.001. Under the Certificate of Designation, holders of Series A Preferred Stock will participate on an equal basis per-share with holders of our common stock in any distribution upon winding up, dissolution, or liquidation. Holders of Series A Preferred Stock are entitled to vote together with the holders of our common stock on all matters submitted to stockholders at a rate of 51% of the total vote of stockholders.

The rights of the holders of Series A Preferred Stock are defined in the relevant Certificate of Designation filed with the Nevada Secretary of State on November 3, 2020.

As of June 30, 2022 and December 31, 2021, 10,000 shares of Series A Preferred Stock were issued and outstanding.

Series B Preferred Stock

On November 11, 2020, pursuant to Article III of our Articles of Incorporation, our Board of Directors voted to designate a class of preferred stock entitled Series B Preferred Stock, consisting of up 200,000 shares, par value $0.001. Under the Certificate of Designation, holders of Series B Preferred Stock will receive a liquidation preference of $81 per share in any distribution upon winding up, dissolution, or liquidation of the Company before junior security holders, as provided in the designation. Holders of Series B Preferred Stock are entitled to receive as, when, and if declared by the Board of Directors, dividends in kind at an annual rate equal to twenty four percent (24%) of $81 per share for each of the then outstanding shares of Series B Preferred Stock, calculated on the basis of a 360-day year consisting of twelve 30-day months. Holders of Series B Preferred Stock do not have voting rights but may convert into common stock after twelve months from the issuance date, at a conversion rate of one thousand (1,000) shares of Common Stock for every one (1) share of Series B Preferred Stock. Upon conversion, the shares are subject to a one-year leak-out restriction on sales into the market of no more than 5% previous month’s stock liquidity.

As of June 30, 2022 and December 31, 2021, 21,000 shares of Series B Preferred Stock were issued and outstanding.

F-11

Series C Preferred Stock

On January 7, 2021, pursuant to Article III of our Articles of Incorporation, our Board of Directors voted to designate a class of preferred stock entitled Series C Preferred Stock, consisting of up 200,000 shares, par value $0.001. Under the Certificate of Designation, holders of Series C Preferred Stock will rank junior to the Series B Preferred Stock, but on par with common stock and Series A Preferred Stock in any distribution upon winding up, dissolution, or liquidation of the company, as provided in the designation. The holders of shares of Series C Preferred Stock have no dividend rights except as may be declared by the Board in its sole and absolute discretion, out of funds legally available for that purpose. Holders of Series C Preferred Stock do not have voting rights but may convert into common stock after twenty four months from the issuance date, at a conversion rate of one thousand (1,000) shares of Common Stock for every one (1) share of Series C Preferred Stock. Upon conversion, the shares are subject to a one-year restriction on sales into the market of no more than 5% previous month’s stock liquidity.

The rights of the holders of Series C Preferred Stock are defined in the relevant Certificate of Designation filed with the Nevada Secretary of State on January 7, 2021.

As of June 30, 2022 and December 31, 2021, no Series C Preferred Stock was issued or outstanding.

Common Stock

During the six months ended June 30, 2022, the Company issued 4,081,653 shares of common stock, valued at fair market value on issuance as follows;

•	2,000,000 shares issued for cash of $1,000,000
•	120,000 shares for compensation to our directors valued at $71,629
•	1,461,653 shares for acquisition of Whisl valued at $550,000
•	500,000 shares for asset acquisition valued at $325,000

As of June 30, 2022 and December 31, 2021, 151,559,011 and 147,477,358 shares of common stock were issued and outstanding, respectively.

Common Stock Purchase Option

On April 25, 2022, we entered into a Common Stock Purchase Option Agreement with Apollo Management Group, Inc. to subscribe for and purchase from the Company, 4,800,000 shares of Common Stock with an exercise price per share of $2.00; and an initial exercise date September 30, 2022. The purchase price of this option is $500,000.

NOTE 9 - RELATED PARTY TRANSACTIONS

Due from related parties

During the six months ended June 30, 2022 and 2021, the Company advanced $1,000 and $24,220 to related parties and collected $100 and $200, respectively.

As of June 30, 2022 and December 31, 2021, the Company had due from related parties of $375,955 and $424,086. The loans are unsecured, non-interest bearing and due on demand.

Due to related parties

During the six months ended June 30, 2022 and 2021, the Company repaid $0 and $60,787 to certain members of Company management.

As of June 30, 2022 and December 31, 2021, the Company had amounts due to related parties of $26,613.

Employment agreements

During the six months ended June 30, 2022 and 2021, the Company recorded management fees of $270,000 and $270,000, bonus of $0 and $976,200 and paid $281,000 and $301,300, respectively.

F-12

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Leases and Long-term Contracts

The Company has not entered into any long-term leases, contracts or commitments. The Company leases facilities which the term is 12 months. For the six months ended June 30, 2022 and 2021, the Company incurred $38,645 and $24,223, respectively.

NOTE 11 - SEGMENTS

At June 30, 2022, the Company operates in one industry segment, telecommunication services, and two geographic segments, USA and Switzerland, where current assets and equipment are located.

Operating Activities

The following table shows operating activities information by geographic segment for the three and six months ended June 30, 2022 and 2021:

Three months ended June 30, 2022

NOTE 11 - SEGMENT - Schedule of Operating Activities by Geographic Segment

	USA	Switzerland	Elimination	Total
Revenues	$23,059,647	1,236,823	$(596,754)	$23,699,716
Cost of revenue	22,418,046	1,032,150	(596,754)	22,853,442
Gross profit	641,601	204,673	—	846,274

Operating expenses
General and administration	921,793	222,659	—	1,144,452

Operating loss	(280,192)	(17,986)	—	(298,178)

Other income (expense)	13,314	(593)	—	12,721

Net loss	$(266,878)	$(18,579)	$—	$(285,457)

Three months Ended June 30, 2021

	USA	Switzerland	Elimination	Total
Revenues	$14,990,382	1,149,183	$(11,198)	$16,128,367
Cost of revenue	15,074,899	1,020,101	(11,198)	16,083,802
Gross profit	(84,517)	129,082	—	44,565

Operating expenses
General and administration	1,022,625	186,542	—	1,209,167

Operating loss	(1,107,142)	(57,460)	—	(1,164,602)

Other income (expense)	47,030	(4,800)	—	42,230

Net loss	$(1,060,112)	$(62,260)	$—	$(1,122,372)

F-13

Six months ended June 30, 2022

	USA	Switzerland	Elimination	Total
Revenues	$41,534,760	2,262,903	$(678,636)	$43,119,027
Cost of revenue	40,611,998	1,855,331	(678,636)	41,788,693
Gross profit	922,762	407,572	—	1,330,334

Operating expenses
General and administration	1,703,093	430,857	—	2,133,950

Operating loss	(780,331)	(23,285)	—	(803,616)

Other income (expense)	(16,527)	9,955	—	(6,572)

Net loss	$(796,858)	$(13,330)	$—	$(810,188)

Six months Ended June 30, 2021

	USA	Switzerland	Elimination	Total
Revenues	$28,057,392	2,284,985	$(16,399)	$30,325,978
Cost of revenue	27,780,959	2,029,483	(16,399)	29,794,043
Gross profit	276,433	255,502	—	531,935

Operating expenses
General and administration	2,338,741	368,537	—	2,707,278

Operating loss	(2,062,308)	(113,035)	—	(2,175,343)

Other income (expense)	(840,841)	15,323	—	(825,518)

Net loss	$(2,903,149)	$(97,712)	$—	$(3,000,861)

Asset Information

The following table shows asset information by geographic segment as of June 30, 2022 and December 31, 2021:

June 30, 2022	USA	Switzerland	Elimination	Total
Assets
Current assets	$6,117,363	$923,941	$(222,863)	$6,818,441
Non-current assets	$11,673,710	$595,961	$(6,184,562)	$6,085,109
Liabilities
Current liabilities	$2,384,494	$1,445,785	$(222,863)	$3,607,416
Non-current liabilities	$—	$254,358	$—	$254,358

December 31, 2021	USA	Switzerland	Elimination	Total
Assets
Current assets	$5,783,859	$997,216	$(214,551)	$6,566,524
Non-current assets	$4,468,491	$609,189	$(2,584,562)	$2,493,118
Liabilities
Current liabilities	$1,070,972	$1,506,594	$(214,551)	$2,363,015
Non-current liabilities	$—	$275,729	$—	$275,729

NOTE 12 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date these consolidated financial statements were available to be issued. Based on our evaluation no material events have occurred that require disclosure.

F-14

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors iQSTEL, Inc.

Coral Gables, FL

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of iQSTEL, Inc. (the “Company”) as of December 31, 2021 and 2020, the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty – See Also Critical Audit Matters Section Below

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has suffered recurring losses from operations and does not have an established source of revenues sufficient to cover its operating costs, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

F-15

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Revenue Recognition

Critical Audit Matter Description

The Company recognizes revenue upon transfer of control of promised services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those services.

Significant judgment is exercised by the Company in determining revenue recognition for customer agreements, and include the pattern of delivery (i.e., timing of when revenue is recognized) for each distinct performance obligation.

The related audit effort in evaluating management’s judgments in determining revenue recognition for customer agreements required a high degree of auditor judgment.

How the Critical Audit Matter was Addressed in the Audit

Our principal audit procedures related to the Company’s revenue recognition for customer agreements included the following:

•	We gained an understanding of internal controls related to revenue recognition.
•	We evaluated management’s significant accounting policies for reasonableness.
•	We selected a sample of revenues recognized and performed the following procedures:
o	Obtained and read contract source documents for each selection and other documents that were part of the agreement, if applicable.
o	Assessed the terms in the customer agreement and evaluated the appropriateness of management’s application of their accounting policies, along with their use of estimates, in the determination of revenue recognition conclusions.
o	We tested the mathematical accuracy of management’s calculations of revenue and the associated timing of revenue recognized in the financial statements.

F-16

Going Concern

Critical Audit Matter Description

As described further in Note 3 to the consolidated financial statements, the Company has suffered recurring losses from operations and does not have an established source of revenues sufficient to cover its operating costs. The ability of the Company to continue as a going concern is dependent on executing its business plan and ultimately to attain profitable operations. Accordingly, the Company has determined that these factors raise substantial doubt as to the Company’s ability to continue as a going concern for a period of one year from the issuance of these financial statements. Management intends to continue to fund its business by way of public or private offerings of the Company’s stock or through loans from private investors, in order satisfy the Company’s obligations as they come due for at least one year from the financial statement issuance date. However, the Company has not concluded that these plans alleviate the substantial doubt related to its ability to continue as a going concern.

How the Critical Audit Matter was Addressed in the Audit

We determined the Company’s ability to continue as a going concern is a critical audit matter due to the estimation and uncertainty regarding the Company’s available capital and the risk of bias in management’s judgments and assumptions in their determination. Our audit procedures related to the Company’s assertion on its ability to continue as a going concern included the following, among others:

•	We performed testing procedures such as analytical procedures to identify conditions and events that indicate that there could be substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.
•	We reviewed and evaluated management's plans for dealing with adverse effects of these conditions and events.
•	We inquired of Company management and reviewed company records to assess whether there are additional factors that contribute to the uncertainties disclosed.
•	We assessed whether the Company’s determination that there is substantial doubt about its ability to continue as a going concern was adequately disclosed.

/s/ Urish Popeck & Co., LLC

We have served as the Company's auditor since 2020.

Pittsburgh, PA

April 15, 2022

F-17

iQSTEL INC

Consolidated Balance Sheets

	December 31,	December 31,
	2021	2020
ASSETS
Current Assets
Cash	$3,334,813	$753,316
Accounts receivable, net	2,540,515	2,528,321
Due from related parties	424,086	221,790
Prepaid and other current assets	267,110	78,157
Total Current Assets	6,566,524	3,581,584

Property and equipment, net	409,382	350,530
Intangible asset	99,592	21,875
Goodwill	1,537,742	1,537,742
Deferred tax assets	446,402	460,036
TOTAL ASSETS	$9,059,642	$5,951,767

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable	1,474,595	2,737,411
Due to related parties	26,613	94,616
Loans payable - net of discount of $7,406 and $19,221	315,450	1,332,612
Loans payable - related parties	239,308	2,054,379
Current portion of convertible notes - net of discount of $0 and $370,106	—	253,554
Other current liabilities	307,049	413,676
Derivative liabilities	—	1,025,691
Total Current Liabilities	2,363,015	7,911,939

Convertible notes - net of discount of $0 and $2,184	—	2,816
Loans payable, non-current	119,295	270,836
Employee benefits, non-current	156,434	161,212
TOTAL LIABILITIES	2,638,744	8,346,803

Stockholders' Equity (Deficit)
Preferred stock: 1,200,000 authorized; $0.001 par value
Series A Preferred stock: 10,000 designated; $0.001 par value, 10,000 shares issued and outstanding, respectively	10	10
Series B Preferred stock: 200,000 designated; $0.001 par value, 21,000 and 0 shares issued and outstanding	21	—
Series C Preferred stock: 200,000 designated; $0.001 par value, No shares issued and outstanding	—	—
Common stock: 300,000,000 authorized; $0.001 par value 147,477,358 and 118,133,432 shares issued and outstanding, respectively	147,477	118,133
Additional paid in capital	25,842,982	13,267,261
Accumulated deficit	(18,536,921)	(14,699,148)
Accumulated other comprehensive loss	(36,658)	(74,831)
Equity (Deficit) attributed to stockholders of iQSTEL Inc.	7,416,911	(1,388,575)
Deficit attributable to noncontrolling interests	(996,013)	(1,006,461)
Total stockholders' Equity (Deficit)	6,420,898	(2,395,036)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$9,059,642	$5,951,767

The accompanying notes are an integral part of these consolidated financial statements.

F-18

iQSTEL INC

Consolidated Statements of Operations

	Years Ended
	December 31,
	2021	2020

Revenues	$64,702,018	$44,910,006
Cost of revenue	63,168,303	43,947,654
Gross profit	1,533,715	962,352

Operating expenses
General and administration	4,517,631	4,174,367
Total operating expenses	4,517,631	4,174,367

Operating loss	(2,983,916)	(3,212,015)

Other income (expense)
Other income	4,426	38,585
Other expenses	2,684	(117,562)
Interest expense	(675,481)	(3,509,323)
Change in fair value of derivative liabilities	317,080	255,614
Gain (loss) on settlement of debt	(528,794)	(154,629)
Total other income (expense)	(880,085)	(3,487,315)

Net loss before provision for income taxes	(3,864,001)	(6,699,330)
Income taxes	—	(152)
Net income (loss)	(3,864,001)	(6,699,482)
Less: Net income (loss) attributable to noncontrolling interests	(26,228)	(125,591)
Net income (loss) attributed to stockholders of iQSTEL Inc.	$(3,837,773)	$(6,573,891)

Comprehensive income (loss)
Net income (loss)	$(3,864,001)	$(6,699,482)
Foreign currency adjustment	74,849	(146,373)
Total comprehensive income (loss)	$(3,789,152)	$(6,845,855)
Less: Comprehensive income attributable to noncontrolling interests	10,448	(197,314)
Net comprehensive income (loss) attributed to stockholders of iQSTEL Inc.	$(3,799,600)	$(6,648,541)

Basic and diluted loss per common share	$(0.03)	$(0.10)

Weighted average number of common shares outstanding - Basic and diluted	135,383,893	63,941,222

The accompanying notes are an integral part of these consolidated financial statements.

F-19

iQSTEL INC

Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

For the years ended December 31, 2021 and 2020

	Series A Preferred Stock		Series B Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Additional Paid in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total	Non Controlling Interest	Total Shareholders' Deficit
Balance - December 31, 2019	—	$—	—	$—	18,008,591	$18,008	$3,240,528	$(8,125,257)	$(181)	$(4,866,902)	$(903,513)	$(5,770,415)

Preferred stock issued for conversion of common stock	10,000	10	—	—	(100,000)	(100)	90	—	—	—	—	—
Common stock issued for cash	—	—	—	—	23,937,500	23,938	1,891,067	—	—	1,915,005	—	1,915,005
Common stock issued for settlement of debt	—	—	—	—	12,818,145	12,818	876,275	—	—	889,093	—	889,093
Common stock issued for services	—	—	—	—	6,267,600	6,268	641,590	—	—	647,858	—	647,858
Common stock issued for forbearance of debt	—	—	—	—	1,150,000	1,150	91,100	—	—	92,250	—	92,250
Common stock issued for conversion of debt	—	—	—	—	46,575,378	46,575	1,349,865	—	—	1,396,440	—	1,396,440
Common stock issued for exercised cashless warrant	—	—	—	—	9,476,218	9,476	(9,476)	—	—	—	—	—
Common stock issued for acquisition of Itsbchain LLC	—	—	—	—	—	—	50,000	—	—	50,000	—	50,000
Acquisition of IoT Lab	—	—	—	—	—	—	—	—	—	—	94,366	94,366
Resolution of derivative liabilities	—	—	—	—	—	—	5,136,222	—	—	5,136,222	—	5,136,222
Acquisition of IoT Lab	—	—	—	—	—	—	—	—	—	—	94,366	94,366
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	(74,650)	(74,650)	(71,723)	(146,373)
Net loss	—	—	—	—	—	—	—	(6,573,891)	—	(6,573,891)	(125,591)	(6,699,482)
Balance - December 31, 2020	10,000	$10	—	$—	118,133,432	$118,133	$13,267,261	$(14,699,148)	$(74,831)	$(1,388,575)	$(1,006,461)	$(2,395,036)

Preferred stock issued for conversion of common stock	—	—	21,000	21	(21,000,000)	(21,000)	20,979	—	—	—	—	—
Common stock issued for cash and subscription receivable	—	—	—	—	41,562,500	41,563	6,394,687	—	—	6,436,250	—	6,436,250
Common stock issued for settlement of debt	—	—	—	—	2,230,394	2,230	2,054,300	—	—	2,056,530	—	2,056,530
Common stock issued for service	—	—	—	—	195,000	195	284,505	—	—	284,700	—	284,700
Common stock issued for compensation	—	—	—	—	1,320,000	1,320	1,036,248	—	—	1,037,568	—	1,037,568
Common stock issued for forbearance of debt	—	—	—	—	250,000	250	49,675	—	—	49,925	—	49,925
Common stock issued for conversion of debt	—	—	—	—	6,080,632	6,081	416,214	—	—	422,295	—	422,295
Common stock payable	—	—	—	—	—	—	52,161	—	—	52,161	—	52,161
Related party debt to equity swap	—	—	—	—	—	—	1,647,150	—	—	1,647,150	—	1,647,150
Cancellation of common stock	—	—	—	—	(1,294,600)	(1,295)	(88,809)	—	—	(90,104)	—	(90,104)
Resolution of derivative liabilities	—	—	—	—	—	—	708,611	—	—	708,611	—	708,611
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	38,173	38,173	36,676	74,849
Net loss	—	—	—	—	—	—	—	(3,837,773)	—	(3,837,773)	(26,228)	(3,864,001)
Balance - December 31, 2021	10,000	$10	21,000	$21	147,477,358	$147,477	$25,842,982	$(18,536,921)	$(36,658)	$7,416,911	$(996,013)	$6,420,898

The accompanying notes are an integral part of these consolidated financial statements.

F-20

iQSTEL INC

Consolidated Statements of Cash Flows

	Years Ended
	December 31,
	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,864,001)	$(6,699,482)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation and cancellation	1,284,325	697,858
Bad debt	—	137,749
Write-off of due from related party	10,148	43,375
Depreciation and amortization	91,474	68,602
Amortization of debt discount	450,771	2,221,506
Change in fair value of derivative liabilities	(317,080)	(255,614)
Loss on settlement of debt	528,794	154,629
Prepayment and default penalty	122,020	358,046
Changes in operating assets and liabilities:
Accounts receivable	(39,862)	167,077
Prepaid and other current assets	(91,066)	21,629
Accounts payable	(1,231,946)	432,872
Other current liabilities	(95,758)	535,579
Net cash used in operating activities	(3,152,181)	(2,116,174)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of subsidiary, net of cash acquired	(60,000)	15,781
Purchase of property and equipment	(153,183)	(90,192)
Purchase of intangible assets	(77,717)	—
Payment of loan receivable - related party	(220,674)	(18,888)
Collection of due from related parties	226	2,088
Net cash used in investing activities	(511,348)	(91,211)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loans payable	600,000	1,239,620
Repayments of loans payable	(344,483)	(969,664)
Proceeds from loans payable - related parties	—	20,182
Repayment of loans payable - related parties	(90,787)	(20,197)
Common stock issued	6,336,250	1,915,005
Proceeds from convertible notes	—	1,420,000
Repayment of convertible notes	(250,000)	(942,190)
Net cash provided by financing activities	6,250,980	2,662,756

Effect of exchange rate changes on cash	(5,954)	27,442

Net change in cash	2,581,497	482,813
Cash, beginning of period	753,316	270,503
Cash, end of period	$3,334,813	$753,316

Supplemental cash flow information
Cash paid for interest	$126,818	$976,234
Cash paid for taxes	$—	$—

Non-cash transactions:
Derivative liabilities recognized as debt discount	$—	$1,673,393
Common stock payable	$52,161	$—
Common stock issued for conversion of debt	$422,295	$1,396,440
Cashless warrant exercised	$—	$9,476
Resolution of derivative liabilities	$708,611	$5,136,222
Related party debt to equity swap	$1,647,150	$—
Common stock issued for settlement of debt	$2,056,530	$889,093
Amount owing for acquisition of IOT	$—	$60,000
Common stock issued for forbearance of debt	$49,925	$92,250
Replacement of convertible notes to note payable	$—	$1,000,000
Preferred stock issued for conversion of common stock	$21	$10
Subscription receivable	$100,000	$—

The accompanying notes are an integral part of these consolidated financial statements.

F-21

iQSTEL INC

Notes to the Consolidated Financial Statements

December 31, 2021

NOTE 1 -ORGANIZATION AND DESCRIPTION OF BUSINESS

Organization and Operations

iQSTEL Inc. (“iQSTEL”, “we”, “us”, or the “Company”) was incorporated under the laws of the State of Nevada on June 24, 2011 under the name of B-Maven Inc. The Company changed its name to PureSnax International, Inc. on September 18, 2015; and more recently it changed its name to iQSTEL Inc. on August 7, 2018.

The Company has been engaged in the business of telecommunication services as a wholesale carrier of voice, SMS and data for other telecom companies around the World with more than 150 active interconnection agreements with mobile companies, fixed line companies and other wholesale carriers.

The Company incorporated a 75% owned subsidiary, Global Money One Inc. under the laws of the state of Delaware, on November 16, 2020.

COVID-19

A novel strain of coronavirus (COVID-19) was first identified in December 2019, and subsequently declared a global pandemic by the World Health Organization on March 11, 2020. As a result of the outbreak, many companies have experienced disruptions in their operations and in markets served. The Company has instituted some and may take additional temporary precautionary measures intended to help ensure the well-being of its employees and minimize business disruption. The Company considered the impact of COVID-19 on the assumptions and estimates used and determined that there were no material adverse impacts on the Company’s results of operations and financial position at December 31, 2021. The full extent of the future impacts of COVID-19 on the Company’s operations is uncertain. A prolonged outbreak could have a material adverse impact on financial results and business operations of the Company, including the timing and ability of the Company to collect accounts receivable and the ability of the Company to continue to provide high quality services to its clients. The Company is not aware of any specific event or circumstance that would require an update to its estimates or judgments or a revision of the carrying value of its assets or liabilities as of April 15, 2022, the date of issuance of this Annual Report on Form 10-K. These estimates may change, as new events occur and additional information is obtained.

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The financial statements have been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States of America. The Company’s fiscal year end is December 31.

Consolidation Policy

The consolidated financial statements of the Company include the accounts of the Company and its owned subsidiaries, Etelix.com USA, LLC (“Etelix”), SwissLink Carrier AG (“Swisslink”), ITSBCHAIN, LLC (“ItsBchain”), QGLOBAL SMS, LLC (“QGlobal”), IoT Labs, LLC (“IoT Labs”) and Global Money One Inc (“Global Money One”). All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

F-22

Business Combinations

In accordance with ASC 805-10, “Business Combinations”, the Company accounts for all business combinations using the acquisition method of accounting. Under this method, assets and liabilities, including any remaining non-controlling interests, are recognized at fair value at the date of acquisition. The excess of the purchase price over the fair value of assets acquired, net of liabilities assumed, and non-controlling interests is recognized as goodwill. Certain adjustments to the assessed fair values of the assets, liabilities, or non-controlling interests made subsequent to the acquisition date, but within the measurement period, which is up to one year, are recorded as adjustments to goodwill. Any adjustments subsequent to the measurement period are recorded in income. Any cost or equity method interest that the Company holds in the acquired company prior to the acquisition is re-measured to fair value at acquisition with a resulting gain or loss recognized in income for the difference between fair value and the existing book value. Results of operations of the acquired entity are included in the Company’s results from the date of the acquisition onward and include amortization expense arising from acquired tangible and intangible assets.

Foreign Currency Translation and Re-measurement

The Company translates its foreign operations to U.S. dollar in accordance with ASC 830, “Foreign Currency Matters”.

The functional currency and reporting currency of Etelix, QGlobal, ItsBchain, IoT Labs and Global Money One is the U.S. dollar, while SwissLink’s functional currency is the Swiss Franc (“CHF”).

The Company’s subsidiaries, whose functional currency is not the U.S. dollar, translate their records into U.S. dollar as follows:

•	Assets and liabilities at the rate of exchange in effect at the balance sheet date

•	Equities at historical rate

•	Revenue and expense items at the average rate of exchange prevailing during the period

Adjustments arising from such translations are included in accumulated other comprehensive income in stockholders’ equity.

	December 31,	December 31,
	2021	2020
Spot CHF: USD exchange rate	$1.0974	$1.1304
Average CHF: USD exchange rate	$1.0969	$1.0662

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value. The Company had no cash equivalents at December 31, 2021 and 2020.

Accounts Receivable and Allowance for Uncollectible Accounts

Substantially all of the Company’s accounts receivable balance is related to trade receivables. Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable. The Company reviews its allowance for doubtful accounts daily and past due balances over 60 days and a specified amount are reviewed individually for collectability. Account balances are charged off after all means of collection have been exhausted and the potential for recovery is considered remote. During the years ended December 31, 2021 and 2020, the Company had bad debt expense of $0 and $137,749, respectively.

F-23

Long-Lived Assets

Long-lived assets are evaluated for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable or that the useful lives of these assets are no longer appropriate. Each impairment test is based on a comparison of the undiscounted future cash flows to the recorded value of the asset. If impairment is indicated, the asset is written down to its estimated fair value.

Fixed Assets

Fixed assets, consisting of telecommunications equipment and software, is recorded at cost reduced by accumulated depreciation and amortization. Depreciation and amortization expense is recognized over the assets’ estimated useful lives of 3 years for computers and laptops, 5 years for telecommunications equipment and switches; and 5 years for software using the straight-line method. Major additions and improvements are capitalized as additions to the property and equipment accounts, while replacements, maintenance and repairs that do not improve or extend the life of the respective assets, are expensed as incurred. Estimated useful lives are periodically reviewed and, when appropriate, changes are made prospectively. When certain events or changes in operating conditions occur, asset lives may be adjusted and an impairment assessment may be performed on the recoverability of the carrying amounts.

Impairment of tangible and intangible assets

Tangible and intangible assets (excluding goodwill) are assessed at each reporting date for indications that an asset may be impaired. If any such indication exists, or when annual impairment testing for an asset is required, the Company makes an estimate of the asset's recoverable amount. The asset's recoverable amount is the higher of an asset's or cash-generating unit's fair value less costs of disposal and its value in use and is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets. Where the carrying amount of an asset or a group of assets exceeds its recoverable amount, the asset is considered impaired and is written down to its recoverable amount. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset or the group of assets.

Goodwill

We allocate goodwill to reporting units based on the reporting unit expected to benefit from the business combination. We evaluate our reporting units on an annual basis and, if necessary, reassign goodwill using a relative fair value allocation approach. Goodwill is tested for impairment at the reporting unit level (operating segment or one level below an operating segment) on an annual basis and between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying value. These events or circumstances could include a significant change in the business climate, legal factors, operating performance indicators, competition, or sale or disposition of a significant portion of a reporting unit.

Application of the goodwill impairment test requires judgment, including the identification of reporting units, assignment of assets and liabilities to reporting units, assignment of goodwill to reporting units, and determination of the fair value of each reporting unit. The fair value of each reporting unit is estimated primarily through the use of a discounted cash flow methodology. This analysis requires significant judgments, including estimation of future cash flows, which is dependent on internal forecasts, estimation of the long-term rate of growth for our business, estimation of the useful life over which cash flows will occur, and determination of our weighted average cost of capital.

The estimates used to calculate the fair value of a reporting unit change from year to year based on operating results, market conditions, and other factors. Changes in these estimates and assumptions could materially affect the determination of fair value and goodwill impairment for each reporting unit.

F-24

Retirement Benefit Costs

Payments to defined contribution retirement benefit schemes are charged as an expense as they fall due. Payments made to state-managed retirement benefit schemes are dealt with as payments to defined contribution schemes where the Company’s obligations under the schemes are equivalent to those arising in a defined contribution retirement benefit scheme.

For defined benefit schemes, the cost of providing benefits is determined using the Projected Unit Credit Method, with actuarial valuations being carried out at each balance sheet date. Actuarial gains and losses are recognized in full in the period in which they occur. They are recognized outside the income statement and are presented in other comprehensive income. Past service cost is recognized immediately in the income statement in the period in which it occurs.

The retirement benefit obligation recognized in the balance sheet represents the present value of the defined obligation as adjusted for unrecognized past service cost, and as reduced by the fair value of the scheme assets. Any asset resulting from this calculation is limited to past service cost, plus the present value of available refunds and reductions in future contributions to the scheme.

Net Income (Loss) Per Share of Common Stock

The Company has adopted ASC 260, ”Earnings per Share” which requires presentation of basic earnings per share on the face of the statements of operations for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic earnings per share computation. In the accompanying financial statements, basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per share is computed by dividing net income by the weighted average number of shares of common stock and potentially dilutive outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent share arrangements, stock options and warrants unless the result would be antidilutive. Dilutive potential common shares include outstanding Series B Preferred stock, and it was excluded from the computation of diluted net loss per share as the result was anti-dilutive for the year ended December 31, 2021. There were no potentially dilutive shares of common stock outstanding for the year ended December 31, 2021.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables that it will likely incur in the near future. The Company places its cash and cash equivalents with financial institutions of high creditworthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.

During the year ended December 31, 2021 and 2020, 7 and 6 customers represented 88% and 70% of our revenues, respectively. For the year ended December 31, 2021 68% of the revenue comes from customers under prepayment conditions which means there is no credit or bad debt risk on that portion of the customers portfolio.

Financial Instruments

The Company follows ASC 820, “Fair Value Measurements and Disclosures,” which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

F-25

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The carrying values of our financial instruments, including, cash and cash equivalents; accounts receivable; prepaid and other current assets; accounts payable; other current liabilities; and due from/to related parties approximate their fair values due to the short-term maturities of these financial instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated. It is not, however, practical to determine the fair value of amounts due to related party’s due to their related party nature.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks. We evaluate all of our financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company used a Black Scholes valuation model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Income Taxes

The Company uses the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on differences between financial reporting and the tax basis of assets, liabilities, the carry forward of operating losses and tax credits, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. An allowance against deferred tax assets is recorded when it is more likely than not that such tax benefits will not be realized.

Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions (see Note 13).

Revenue Recognition

The Company recognizes revenue from telecommunication services in accordance with ASC 606, “Revenue from Contracts with Customers.”

The Company recognizes revenue related to monthly usage charges and other recurring charges during the period in which the telecommunication services are rendered, provided that persuasive evidence of a sales arrangement exists, and collection is reasonably assured. Management considers persuasive evidence of a sales arrangement to be a written interconnection agreement. The Company’s payment terms vary by client.

F-26

Cost of revenue

Costs of revenue represent direct charges from vendors that the Company incurs to deliver services to its customers. These costs primarily consist of usage charges for calls terminated in vendor’s network.

Lease

The Company leases office space for corporate and network monitoring activities and to house telecommunications equipment.

In accordance with ASC 842, “Leases”, we determine if an arrangement is a lease at inception.

The office lease meets the definition of a short-term lease because the lease term is 12 months or less. Consequently, consistent with Company’s accounting policy election, the Company does not recognize the right-of-use asset and the lease liability arising from this lease.

Recent Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06, ASC Subtopic 470-20 “Debt—Debt with “Conversion and Other Options” and ASC subtopic 815-40 “Hedging—Contracts in Entity’s Own Equity”. The standard reduced the number of accounting models for convertible debt instruments and convertible preferred stock. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting; and, (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. The amendments in this update are effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is currently assessing the impact of the adoption of this standard on its consolidated financial statements.

NOTE 3 - GOING CONCERN

The Company's consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has suffered recurring losses from operations and does not have an established source of revenues sufficient to cover its operating costs. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish its business plan and eventually attain profitable operations.

During the next year, the Company's foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing in the industry and continuing its marketing efforts. The Company may experience a cash shortfall and be required to raise additional capital.

Historically, the Company has relied upon funds from its stockholders. Management may raise additional capital through future public or private offerings of the Company's stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company's failure to do so could have a material and adverse effect upon its operations and its stockholders.

F-27

NOTE 4 - ACQUISITION

IoT Labs

On April 15, 2020, we entered into a Company Acquisition Agreement (the “Agreement”) with Francisco Bunt regarding the acquisition of 51% of the shares in IoT Labs, whose principal business activity is the sale of Short Messages (SMS) between USA and Mexico, for $180,000.

The following table summarizes the identifiable assets acquired and liabilities assumed upon acquisition of IoT Labs and the calculation of goodwill:

Total purchase price	$180,000
Cash	135,781
Other current assets	953
Property and equipment	34,075
Intangible asset	21,875
Total identifiable assets	192,684
Accounts payable	(100)
Total liabilities assumed	(100)
Net assets	192,584
Non-controlling interest	94,366
Total net assets	98,218
Goodwill	$81,782

Unaudited combined proforma results of operations for the year ended December 31, 2020 as though the Company acquired IoT Labs on January 1, 2020, are set forth below:

December 31,
2020
Revenues	$55,784,168
Cost of revenues	54,631,017
Gross profit	1,153,151

Operating expenses	4,224,903
Operating loss	(3,071,752)

Other expense	(3,487,315)
Net Loss	$(6,559,067)

NOTE 5 – PREPAID AND OTHER CURRENT ASSETS

Prepaid and other current assets at December 31, 2021 and 2020 consisted of the following:

	December 31,	December 31,
	2021	2020
Subscription receivable	$100,000	$—
Other receivable	143,187	77,557
Prepaid expenses	23,320	—
Tax receivable	603	600
	$267,110	$78,157

F-28

NOTE 6 – PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2021 and 2020 consisted of the following:

	December 31,	December 31,
	2021	2020
Telecommunication equipment	$258,871	$259,000
Telecommunication software	618,125	530,514
Other equipment	108,805	47,206
Total property and equipment	985,801	836,720
Accumulated depreciation and amortization	(576,419)	(486,190)
Total property and equipment	$409,382	$350,530

Depreciation expense for the year ended December 31, 2021 and 2020 amounted to $91,474 and $68,602, respectively.

NOTE 7 –LOANS PAYABLE

Loans payable at December 31, 2021 and 2020 consisted of the following:

	December 31,	December 31,		Interest
	2021	2020	Term	Rate
Unique Funding Solutions_2	$—	$2,000	Note was issued on October 12, 2018 and due on January 17, 2019	28.6%
YES LENDER LLC 3	—	5,403	Note was issued on August 3, 2020 and due on January 12, 2021	26.0%
Advance Service Group LLC	—	12,143	Note was issued on October 20, 2020, and due on February 19, 2021	29.0%
Apollo Management Group, Inc	—	63,158	Note was issued on March 18, 2020 and due on December 15, 2020	12.0%
Apollo Management Group, Inc 2	—	68,421	Note was issued on March 25, 2020 and due on December 15, 2020	12.0%
Apollo Management Group, Inc 3	—	66,316	Note was issued on April 1, 2020 and due on October 1, 2021	12.0%
Apollo Management Group, Inc 4	—	73,684	Note was issued on April 2, 2020 and due on October 2, 2021	12.0%
Apollo Management Group, Inc 5	—	36,842	Note was issued on April 7, 2020 and due on October 7, 2021	12.0%
Apollo Management Group, Inc 6	—	84,211	Note was issued on April 15, 2020 and due on October 15, 2021	12.0%
Apollo Management Group, Inc 7	—	55,000	Note was issued on April 20, 2020 and due on December 15, 2020	12.0%
Apollo Management Group, Inc 14	—	32,432	Note was issued on December 4, 2020 and due on January 4, 2021	12.0%
Labrys Fund	—	280,000	Note was issued on June 26, 2020 and due on April 1, 2021	12.0%
M2B Funding Corp	—	300,000	Note was issued on September 1, 2020 and due on September 1, 2021	12.0%
M2B Funding Corp 1	—	77,778	Note was issued on December 10, 2020 and due on January 9, 2021	22.0%
M2B Funding Corp 2	—	27,778	Note was issued on December 18, 2020 and due on January 17, 2021	22.0%
M2B Funding Corp 3	—	55,556	Note was issued on December 24, 2020 and due on January 23, 2021	22.0%
M2B Funding Corp 4	—	111,111	Note was issued on December 30, 2020 and due on January 29, 2021	22.0%
Bridge Loan	222,222	—	Note was issued on November 1, 2021 and due on January 30, 2022	18.0%
Martus	100,634	108,609	Note was issued on October 23, 2018 and due on January 3, 2022	5.0%
Swisspeers AG	9,605	49,187	Note was issued on April 8, 2019 and due on October 4, 2022	7.0%
Darlene Covid19	109,690	113,040	Note was issued on April 1, 2020 and due on March 31, 2025	0.0%
Total	442,151	1,622,669
Less: Unamortized debt discount	(7,406)	(19,221)
Total loans payable	434,745	1,603,448
Less: Current portion of loans payable	315,450	1,332,612
Long-term loans payable	$119,295	$270,836

F-29

Loans payable - related parties at December 31, 2021 and 2020 consisted of the following:

	December 31,	December 31,
	2021	2020
Alonso Van Der Biest	$—	$80,200
Alvaro Quintana	—	10,587
49% of Shareholder of SwissLink	19,929	1,737,512
49% of Shareholder of SwissLink	219,379	226,080
Total	239,308	2,054,379
Less: Current portion of loans payable	239,308	2,054,379
Long-term loans payable	$—	$—

During the years ended December 31, 2021 and 2020, the Company borrowed from third parties totaling $600,000 and $1,239,620, which includes original issue discount and financing costs of $66,666 and $63,970 and repaid the principal amount of $344,483 and $969,664, respectively.

During the years ended December 31, 2021 and 2020, the Company recorded interest expense of $191,281 and $77,101 and recognized amortization of discount, included in interest expense, of $78,481 and $44,749, respectively.

During the year ended December 31, 2021, the related party loan of $1,647,150 (CHF 1,518,909) was swapped into capital and the Company recorded it as additional paid in capital.

During the year ended December 31, 2021, the Company settled loans payable of $1,516,667 by issuing 2,230,394 shares of common stock valued at $2,056,530. As a result, the Company recorded loss on settlement of debt of $539,863.

NOTE 8 – OTHER CURRENT LIABILITIES

Other current liabilities at December 31, 2021 and 2020 consisted of the following:

	December 31,	December 31,
	2021	2020
Accrued liabilities	$61,153	$6,789
Accrued interest	8,173	170,960
Salary payable - management	92,229	28,300
Employee benefits	105,221	181,231
Other current liabilities	40,273	26,396
Total Other Current Liabilities	$307,049	$413,676

NOTE 9 - CONVERTIBLE LOANS

At December 31, 2021 and 2020, convertible loans consisted of the following:

	December 31,	December 31,
	2021	2020
Promissory notes – Issued in fiscal year 2019, with variable conversion features	$—	$5,000
Promissory notes – Issued in fiscal year 2020, with variable conversion features	—	623,660
Total convertible notes payable	—	628,660
Less: Unamortized debt discount	—	(372,290)
Total convertible notes	—	256,370

Less: current portion of convertible notes	—	253,554
Long-term convertible notes	$—	$2,816

F-30

During the years ended December 31, 2021 and 2020, the Company recorded interest expense of $33,429 and $487,012 and recognized amortization of discount, included in interest expense, of $372,290 and $2,176,757, respectively.

During the years ended December 31, 2021 and 2020, the Company repaid notes of $250,000 and $942,190 and accrued interest including prepayment penalty of $6,027 and $675,771, respectively.

Conversion

During the year ended December 31, 2021, the Company converted notes with principal amounts and accrued interest of $422,295 into 6,080,632 shares of common stock. The corresponding derivative liability at the date of conversion of $708,611 was settled through additional paid in capital.

During the year ended December 31, 2020, the Company converted notes with principal amounts of $1,302,785 and accrued interest of $93,656 into 46,575,378 shares of common stock. The corresponding derivative liability at the date of conversion of $4,275,728 was settled through additional paid in capital.

Settlement

During the year ended December 31, 2021, the Company recorded gain on settlement of debt of $11,069.

On June 10, 2020, the Company settled a convertible note with accrued interest of $64,230 with a total of 650,000 share issuances. The Company issued 200,000 shares in June, 225,000 shares in July and 503,571 shares in August, which included 278,571 true-up shares. As a result, the Company recognized a loss on settlement of debt of $24,699.

On June 26, 2020, the Company issued a loan payable of $700,000 to Labrys Fund to settle the previously-outstanding convertible notes with accrued interest of $986,340. As a result, the Company recognized a gain on settlement of debt of $286,340 (Note 7).

On July 22, 2020, the Company settled a convertible note with accrued interest of $64,363 and an original common stock purchase warrant to purchase 20,000 shares of common stock with a total of 650,000 share issuances. During the period ended September 30, 2020, the Company issued 1,038,375 shares which included 388,375 true-up shares. As a result, the Company recognized a loss on settlement of debt of $9,886.

On September 1, 2020, the Company entered into a Multipurpose agreement and issued a new note which a principal balance of $1,045,327 to replace the 15 notes issued from January 2020 to May 2020 which an aggregate principal amount was $985,556 and an aggregate accrued interest was $59,771. The Company also issued another promissory note of $300,000 (Note 7). As a result, the Company recognized a loss on settlement of debt of $300,000.

Promissory Notes - Issued in fiscal year 2019

During the year ended December 31, 2019, the Company issued a total of $2,544,250 in notes with the following terms:

•	Terms ranging from 6 months to 3 years.
•	Annual interest rates ranging from of 8% to 12%.
•	Convertible at the option of the holders at issuance or 180 days from issuance.
•	Conversion prices are typically based on the discounted (39% or 0% discount) lowest trading prices of the Company’s shares during various periods prior to conversion.

The convertible notes were also provided with a total of 661,216 common shares and warrant to purchase up to 92,000 shares of common stock at exercise price of $2.5 per share for 3 years.

Certain notes allow the Company to redeem the notes at rates ranging from 110% to 150% depending on the redemption date provided that no redemption is allowed after the 180th day. Likewise, the notes include original issue discount and financing costs totaling $278,000 and the Company received cash of $2,266,250.

F-31

Promissory Notes - Issued in fiscal year 2020

During the year ended December 31, 2020, the Company issued a total of $2,708,771 in notes with the following terms:

•	Terms 12 months.
•	Annual interest rates 5% or 12%.
•	Convertible at the option of the holders 90 or 180 days from issuance.
•	Conversion prices are typically based on the discounted (25% or 60% discount) lowest trading prices of the Company’s shares during 30 trading day periods prior to conversion. Certain note has a capped conversion price of $0.025.

Notes allow the Company to redeem the notes at a range from 120% to 125% provided that no redemption is allowed after the 180th or 185th day. Likewise, the notes include original issue discount and financing costs totaling $229,444 and the Company received cash of $1,420,000. Certain convertible notes were also provided with a total of 6,500,000 warrants with exercise price ranging from $0.02 to $0.03.

Derivative liabilities

The Company valued the conversion features of convertible notes and warrants using the Black Scholes valuation model. The fair value of the derivative liability for all the note and warrants that became convertible for the year ended December 31, 2020, amounted to $2,714,029. $1,673,393 of the value assigned to the derivative liability was recognized as a debt discount to the notes while the balance of $1,040,636 was recognized as a “day 1” derivative loss.

Warrants

A summary of activity during the year ended December 31, 2020 follows. There was no 2021 activity.

	Warrants Outstanding
	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual life (in years)
Outstanding, December 31, 2019	367,343	$0.480	4.05
Granted	6,500,000	0.024	6.00
Reset	10,813,001	0.014	1.92
Cashless Exercised	(10,597,010)	0.023	4.24
Settled	(7,083,334)	0.012	1.64
Outstanding, December 31, 2020	—	$—	—

The reset feature of warrants associated with the convertible notes was effective at the time that a separate convertible note with lower exercise price was issued. As a result of the reset features for warrants, the warrants increased by 10,813,001 at $0.0014 per share. We accounted for the issuance of the warrants as a liability and recognized the derivative liability.

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NOTE 10 – DERIVATIVE LIABILITY

The Company analyzed the conversion option for derivative accounting consideration under ASC 815, “Derivatives and Hedging” and determined that the instrument should be classified as a liability since the conversion option becomes effective at issuance resulting in there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options.

Fair Value Assumptions Used in Accounting for Derivative Liabilities

ASC 815 requires we assess the fair market value of derivative liability at the end of each reporting period and recognize any change in the fair market value as other income or expense item.

The Company determined our derivative liabilities to be a Level 3 fair value measurement and used the Black-Scholes pricing model to calculate the fair value as of December 31, 2020. The Black-Scholes model requires six basic data inputs: the exercise or strike price, time to expiration, the risk free interest rate, the current stock price, the estimated volatility of the stock price in the future, and the dividend rate. Changes to these inputs could produce a significantly higher or lower fair value measurement. The fair value of each convertible note is estimated using the Black-Scholes valuation model.

For the year ended December 31, 2021 and 2020, the estimated fair values of the liabilities measured on a recurring basis are as follows:

Year ended
December 31,
	2021	2020
Expected term	0.16 - 1.18 years	0.02 - 6.00 years
Expected average volatility	145% - 241%	74% - 550%
Expected dividend yield	—	—
Risk-free interest rate	0.07% - 0.09%	0.05% - 2.56%

The following table summarizes the changes in the derivative liabilities during the year ended December 31, 2021 and 2020:

Fair Value Measurements Using Significant Observable Inputs (Level 3)

Balance - December 31, 2019	$4,744,134

Addition of new derivatives recognized as debt discounts	1,673,393
Addition of new derivatives recognized as loss on derivatives	1,040,636
Settled on issuance of common stock	(5,136,222)
Change in fair value of the derivative	(1,296,250)
Balance - December 31, 2020	$1,025,691

Settled on issuance of common stock	(708,611)
Change in fair value of the derivative	(317,080)
Balance - December 31, 2021	$—

F-33

The following table summarizes the change in fair value of derivative liability included in the income statement for the year ended December 31, 2021 and 2020, respectively.

	Years Ended
	December 31,
	2021	2020
Addition of new derivatives recognized as loss on derivatives	$—	$1,040,636
Revaluation of derivative liabilities	(317,080)	(1,296,250)
(Gain) on change in fair value of the derivative	$(317,080)	$(255,614)

NOTE 11 – STOCKHOLDERS’ EQUITY

The Company’s authorized capital consists of 300,000,000 shares of common stock with a par value of $0.001 per share.

Series A Preferred Stock

On November 3, 2020, pursuant to Article III of our Articles of Incorporation, our Board of Directors voted to designate a class of preferred stock entitled Series A Preferred Stock, consisting of up 10,000 shares, par value $0.001. Under the Certificate of Designation, holders of Series A Preferred Stock will participate on an equal basis per-share with holders of our common stock in any distribution upon winding up, dissolution, or liquidation. Holders of Series A Preferred Stock are entitled to vote together with the holders of our common stock on all matters submitted to stockholders at a rate of 51% of the total vote of stockholders.

The rights of the holders of Series A Preferred Stock are defined in the relevant Certificate of Designation filed with the Nevada Secretary of State on November 3, 2020

During the year ended December 31, 2020, 100,000 shares of common stock were converted into 10,000 shares of Series A Preferred Stock by our management.

As of December 31, 2021 and 2020, 10,000 shares of Series A Preferred Stock were issued and outstanding.

Series B Preferred Stock

On November 11, 2020, pursuant to Article III of our Articles of Incorporation, our Board of Directors voted to designate a class of preferred stock entitled Series B Preferred Stock, consisting of up 200,000 shares, par value $0.001. Under the Certificate of Designation, holders of Series B Preferred Stock will receive a liquidation preference of $81 per share in any distribution upon winding up, dissolution, or liquidation of the Company before junior security holders, as provided in the designation. Holders of Series B Preferred Stock are entitled to receive as, when, and if declared by the Board of Directors, dividends in kind at an annual rate equal to twenty four percent (24%) of $81 per share for each of the then outstanding shares of Series B Preferred Stock, calculated on the basis of a 360-day year consisting of twelve 30-day months. Holders of Series B Preferred Stock do not have voting rights but may convert into common stock after twelve months from the issuance date, at a conversion rate of one thousand (1,000) shares of Common Stock for every one (1) share of Series B Preferred Stock. Upon conversion, the shares are subject to a one-year restriction on sales into the market of no more than 5% previous month’s stock liquidity.

During the year ended December 31, 2021, 21,000,000 shares of common stock were converted into 21,000 shares of Series B Preferred Stock by our management.

As of December 31, 2021 and 2020, 21,000 and 0 shares of Series B Preferred Stock were issued and outstanding, respectively.

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Series C Preferred Stock

On January 7, 2021, pursuant to Article III of our Articles of Incorporation, our Board of Directors voted to designate a class of preferred stock entitled Series C Preferred Stock, consisting of up 200,000 shares, par value $0.001. Under the Certificate of Designation, holders of Series C Preferred Stock will rank junior to the Series B Preferred Stock, but on par with common stock and Series A Preferred Stock in any distribution upon winding up, dissolution, or liquidation of the company, as provided in the designation. The holders of shares of Series C Preferred Stock have no dividend rights except as may be declared by the Board in its sole and absolute discretion, out of funds legally available for that purpose. Holders of Series C Preferred Stock do not have voting rights but may convert into common stock after twenty four months from the issuance date, at a conversion rate of one thousand (1,000) shares of Common Stock for every one (1) share of Series C Preferred Stock. Upon conversion, the shares are subject to a one-year restriction on sales into the market of no more than 5% previous month’s stock liquidity.

The rights of the holders of Series C Preferred Stock are defined in the relevant Certificate of Designation filed with the Nevada Secretary of State on January 7, 2021.

As of December 31, 2021 and 2020, no Series C Preferred Stock was issued or outstanding.

Common Stock

During the year ended December 31, 2021, the Company issued 51,638,526 shares of common stock, valued at fair market value on issuance as follows;

•	41,562,500 shares issued for cash of $6,536,250, of which $100,000 was recorded as subscription receivable as of December 31, 2021. The Company received the $100,000 on January 3, 2022.
•	2,230,394 shares, valued at $2,056,530, issued for settlement of debt of $1,516,667
•	195,000 shares for services valued at $284,700
•	1,320,000 shares issued to our management for compensation valued at $1,037,568
•	250,000 shares for forbearance of debt valued at $49,925
•	6,080,632 shares issued for conversion of debt of $422,295

During the year ended December 31, 2021, the Company terminated a placement agent and advisory services agreement with a FINRA member dated September 22, 2020, and cancelled 1,294,600 shares of common stock, which was issued for those services. The termination agreement allowed the FINRA member to retain 400,000 shares of the Company’s common stock in connection with the services.

During the year ended December 31, 2020, the Company issued 100,224,841 shares of common stock, valued at fair market value on issuance as follows;

  23,937,500 shares issued for cash of $1,915,005
  12,818,145 shares issued for settlement of debt of $889,093
  6,267,600 shares issued for services valued at $647,858
  1,150,000 shares issued for forbearance of debt of $92,250
  46,575,378 shares issued for conversion of debt of $1,396,440
  9,476,218 shares issued for cashless exercised warrant

As of December 31, 2021 and 2020, 147,477,358 and 118,133,432 shares of common stock were issued and outstanding, respectively.

F-35

NOTE 12 – PROVISION FOR INCOME TAXES

The Company provides for income taxes under ASC 740, “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

The components of the Company’s deferred tax asset and reconciliation of income taxes computed at the statutory rate to the income tax amount recorded as of December 31, 2021 and 2020, are as follows:

	December 31,	December 31,
	2021	2020
Net Operating loss carryforward	$12,332,310	$8,601,999
Effective tax rate	21%	21%
Deferred tax asset	2,589,785	1,806,420
Foreign taxes	(7,242)	(5,112)
Less: valuation allowance	(2,136,141)	(1,341,272)
Net deferred tax asset	$446,402	$460,036

As of December 31, 2021, the Company has approximately $12,332,000 of net operating losses (“NOL”) generated to December 31, 2021 carried forward to offset taxable income in future years which expire commencing in fiscal 2037. NOLs generated in tax years prior to December 31, 2017, can be carryforward for twenty years, whereas NOLs generated after December 31, 2017 can be carryforward indefinitely. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax assets relating to NOLs for every period because it is more likely than not that all of the deferred tax assets will not be realized other than those recorded at SwissLink, because the Company anticipates utilizing the NOLs prior to their expiration.

Utilization of the NOL carry forwards may be subject to an annual limitation due to ownership change limitations that may have occurred or that could occur in the future, as required by Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). These ownership changes may limit the amount of the NOL carry forwards that can be utilized annually to offset future taxable income and tax, respectively. In general, an “ownership change” as defined by Section 382 of the Code results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a company by certain stockholders.

Tax returns for the years ended 2016 through 2021 are subject to review by the tax authorities.

NOTE 13 - RELATED PARTY TRANSACTIONS

Due from related party

During the year ended December 31, 2021, the Company loaned $220,674 to our CEO and applied to due to CEO of $8,004.

During the year ended December 31, 2021, the Company wrote off due from related party of $10,148.

During the year ended December 31, 2020, the Company loaned $20,182 to related parties who are a stockholder and a former director, collected $20,197 and wrote off amounts totaling $43,375.

During the years ended December 31, 2021 and 2020, the Company loaned $220,674 and $18,888 to a related party and collected $226 and $2,088, respectively.

F-36

As of December 31, 2021 and 2020, the Company had due from related parties of $424,086 and $221,790, respectively. The loans are unsecured, non-interest bearing and due on demand.

Due to related parties

During the years ended December 31, 2021 and 2020, the Company borrowed $0 and $20,182 from CEO and CFO of the Company, and repaid $90,787 and $20,197 to the CEO and CFO, respectively.

During the year ended December 31, 2020, the Company borrowed $20,000 from Francisco Bunt who owns 49% of loT Labs and repaid $20,000.

As of December 31, 2021 and 2020, the Company had amounts due to related parties of $26,613 and $94,616, respectively, which included $0 and $60,000 to Francisco Bunt (Note 4), respectively. The amounts are unsecured, non-interest bearing and due on demand.

Debt to Equity Swap

During the year ended December 31, 2021 the Company recorded a debt to equity swap of $1,647,150 as additional paid in capital.

Employment agreements

On July 1, 2021, the Company appointed three independent directors. Effective on July 1, 2021 and thereafter, all directors shall be compensated monthly up to 4,000 shares of common stock and cash of $1,000 for their service as directors.

On May 2, 2019, the Company entered into Employment Agreements with the following persons: (i) Leandro Iglesias as President, CEO and Chairperson of the Company’s Board of Directors with an annual salary of $168,000 with an annual bonus of 3% of our net income; (ii) Juan Carlos Lopez Silva as Chief Commercial Officer with an annual salary of $120,000 with an annual bonus of 3% of our net income; and Alvaro Quintana Cardona as Chief Operating Officer and Chief Financial Officer with an annual salary of $144,000 with an annual bonus of 3% of our net income. The Employment Agreements have a term of 36 months, are renewable automatically for 24-month periods, unless the Company gives written notice at least 90 days prior to termination of the initial 36-month term. The Company shall have the right to terminate any of the employment agreements at any time without prior notice, but in that event, the Company shall pay these persons salaries and other benefits they are entitled to receive under their respective agreements for three years. The above executive officers agreed to two year non-compete and non-solicit restrictive covenants with the Company. If any of the executive officers are terminated for cause they shall forfeit any rights to severance.

On November 1, 2020, our board of directors approved amended employments in favor of our Chief Executive Officer, Leandro Iglesias, our Chief Financial Officer, Alvaro Quintana, and our Chief Commercial Officer, Juan Carlos Lopez Silva.

The amended employment agreement in favor of Mr. Iglesias extended the term of employment from 36 months to 60 months. The now five year employment agreement with Mr. Iglesias provides that we will compensate him with a salary of $17,000 monthly and he is eligible for quarterly bonus of 250,000 shares of our common stock. If we do not have the cash available, the agreement provides that Mr. Iglesias may convert his accrued salary/bonus into shares of our common stock or newly created Series A Preferred Stock. For common shares, the amount of accrued salary to be converted into shares must be determined by considering the average price per share of the Company’s common stock on the OTC Markets during the last 10 days and applying a discount of 25%.” For Series A Preferred Shares, the amount of accrued salary to be converted into shares is the per share conversion price for common shares multiplied by ten US Dollars ($10). Mr. Iglesias has a further right to convert any common shares under his control into Series A Preferred shares at any time at a rate of ten (10) common shares for each Series A Preferred share.

F-37

The amended employment agreement in favor of Mr. Quintana extended the term of employment from 36 months to 60 months. The now five year employment agreement with Mr. Quintana provides that he is eligible for quarterly bonus of 200,000 shares of our common stock. If we do not have the cash available, the agreement provides that Mr. Quintana may convert his accrued salary/bonus into shares of our common stock or newly created Series A Preferred Stock. For common shares, the amount of accrued salary to be converted into shares must be determined by considering the average price per share of the Company’s common stock on the OTC Markets during the last 10 days and applying a discount of 25%.” For Series A Preferred Shares, the amount of accrued salary to be converted into shares is the per share conversion price for common shares multiplied by ten US Dollars ($10). Mr. Quintana has a further right to convert any common shares under his control into Series A Preferred shares at any time at a rate of ten (10) common shares for each Series A Preferred share.

The amended employment agreement in favor of Mr. Silva extended the term of employment from 36 months to 60 months. Mr. Silva is eligible for quarterly bonuses of 150,000 shares of our common stock. If we do not have the cash available, the agreement provides that Mr. Iglesias may convert his accrued salary/bonus into shares of our common stock at the average price of our common stock during the last 10 days after applying a discount of 25%.

On March 3, 2020, Oscar Brito resigned as a member of our Board of Directors. There was no known disagreement with Mr. Brito on any matter relating to our operations, policies or practices. The Company provided the severance package as follows;

•	2,000,000 shares of common stock valued at $300,000

•	Additional 173,000 shares in order to apply the anti-dilution protection, valued at $10,034

•	Forgiveness of amounts due to the Company totaling $43,375

•	Cash payment of $15,000.

On March 16, 2020, our Board of Directors adopted a Director Compensation Plan that applies to members of our Board of Directors. Below are the features of the plan:

•	All Directors shall receive reimbursement for reasonable travel expenses incurred to attend Board and committee meetings.

•	All Directors shall be compensated $3,000 monthly for their service as Directors.

•	In lieu of the cash compensation set forth above, each Director may elect to receive shares of the Corporation's Common Stock equal to the total cash compensation divided by the average market value of the Company's Common Stock during the last 10 trading days and applying a discount of 10%.

•	Directors Alvaro Cardona and Leandro Iglesias shall each receive 1,000,000 shares of the Company’s Common Stock, valued at $70,000 each, for their service as members of the Board of Directors for the period from June 2018 to December 2019.

During the years ended December 31, 2021 and 2020, the Company recorded management salaries of $558,000 and $510,000 and bonuses of $976,200 and $0, respectively, of which $1,037,568 and $0 were stock based compensation.

During the year ended December 31, 2020, the Company settled accrued salary – management of $619,531 and issued 10,851,199 shares. As at December 31, 2021 and 2020, the Company recorded and accrued management salaries of $92,229 and $22,300, respectively.

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NOTE 14 – COMMITMENTS AND CONTINGENCIES

Leases and Long-term Contracts

The Company has not entered into any long-term leases, contracts or commitments. The Company leases facilities which the term is 12 months. For the years ended December 31, 2021 and 2020, the Company incurred $37,823 and $18,400, respectively.

Advisory service

On March 3, 2020, we appointed Oscar Brito as an advisor to our Board of Directors and agreed to pay him $5,000 per month for such services. Mr. Brito acted as an advisor to our Board of Directors. On February 11, 2021, the Company paid $12,600 and the service was terminated.

On January 4, 2021, the Company terminated a placement agent and advisory services agreement with a FINRA member dated September 22, 2020, and cancelled 1,294,600 shares of common stock, which was issued for those services. The termination agreement allowed the FINRA member to retain 400,000 shares of the Company’s common stock in connection with the services.

NOTE 15 - SEGMENT

At December 31, 2021 and 2020, the Company operates in one industry segment, telecommunication services, and two geographic segments, USA and Switzerland, where current assets and equipment are located.

Operating Activities

The following table shows operating activities information by geographic segment for the years ended December 31, 2021 and 2020:

Year ended December 31, 2021

NOTE 15 - SEGMENT - Schedule of Operating Activities by Geographic Segment

	USA	Switzerland	Elimination	Total
Revenues	$60,112,852	4,681,978	$(92,812)	$64,702,018
Cost of revenue	59,274,781	3,986,334	(92,812)	63,168,303
Gross profit	838,071	695,644	—	1,533,715

Operating expenses
General and administration	3,733,579	784,052	—	4,517,631

Operating income (loss)	(2,895,508)	(88,408)	—	(2,983,916)

Other income (expense)	(897,507)	17,422	—	(880,085)

Net income (loss)	$(3,793,015)	$(70,986)	$—	$(3,864,001)

F-39

Year ended December 31, 2020

	USA	Switzerland	Elimination	Total
Revenues	$39,495,542	$5,432,022	$(17,558)	$44,910,006
Cost of revenue	39,308,347	4,656,865	(17,558)	43,947,654
Gross profit	187,195	775,157	—	962,352

Operating expenses
General and administration	3,359,237	815,130	—	4,174,367

Operating loss	(3,172,042)	(39,973)	—	(3,212,015)

Other expense	(3,356,881)	(130,434)	—	(3,487,315)
Net loss	$(6,528,923)	$(170,407)	$—	$(6,699,330)

Asset Information

The following table shows asset information by geographic segment as of December 31, 2021 and 2020:

December 31, 2021	USA	Switzerland	Elimination	Total
Assets
Current assets	$5,783,859	$997,216	$(214,551)	$6,566,524
Non-current assets	$4,468,491	$609,189	$(2,584,562)	$2,493,118
Liabilities
Current liabilities	$1,070,972	$1,506,594	$(214,551)	$2,363,015
Non-current liabilities	$—	$275,729	$—	$275,729

December 31, 2020	USA	Switzerland	Elimination	Total
Assets
Current assets	$3,245,725	$1,225,399	$(889,540)	$3,581,584
Non-current assets	$3,478,147	$561,551	$(1,669,515)	$2,370,183
Liabilities
Current liabilities	$5,630,060	$3,171,419	$(889,540)	$7,911,939
Non-current liabilities	$2,816	$432,048	$—	$434,864

NOTE 16 – SUBSEQUENT EVENTS.

Subsequent to December 31, 2020 and through the date that these financials were made available, the Company had the following subsequent events:

On March 31, 2022 the Company sold 2,000,000 common shares under a subscription agreement of our Regulation A offering statement for an aggregated amount of $1,000,000. The shares were issued on April, 6, 2022.

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Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution

The estimated costs of this Offering are as follows:

Expenses*
Securities and exchange Commission Registration Fee	$	_____
Transfer Agent Fees		$1,000
Accounting Fees and Expenses		$5,000
Legal Fees and Expenses		$4,000
Total*		$10,000

* All amounts are estimates, other than the SEC's registration fee

We are paying all expenses of the Offering listed above. No portion of these expenses will be paid by the selling security holders. The selling security holders, however, will pay any other expenses incurred in selling their shares, including any brokerage commissions or costs of sale.

ITEM 14. Indemnification of Directors and Officers

Under our bylaws, every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by us as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by us. Such right of indemnification shall not be exclusive of any other right which such directors, officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of shareholders, provision of law, or otherwise.

Without limiting the application of the foregoing, our board of directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause us to purchase and maintain insurance on behalf of any person who is or was our director or officer, or is or was serving at our request as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not we would have the power to indemnify such person. The indemnification provided shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We have not entered into any agreements with our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was our director or officer or any of our affiliated enterprises. We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act, or otherwise.

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ITEM 15. Recent Sales of Unregistered Securities

During the year ended December 31, 2021, the Company issued 51,638,526 shares of common stock, valued at fair market value on issuance as follows;

•	41,562,500 shares issued for cash of $6,536,250, of which $100,000 was recorded as subscription receivable as of December 31, 2021. The Company received the $100,000 on January 3, 2022.

•	2,230,394 shares, valued at $2,056,530, issued for settlement of debt of $1,516,667

•	195,000 shares for services valued at $284,700

•	1,320,000 shares issued to our management for compensation valued at $1,037,568

•	250,000 shares for forbearance of debt valued at $49,925

•	6,080,632 shares issued for conversion of debt of $422,295

During the six months ended June 30, 2022, the Company issued 4,081,653 shares of common stock, valued at fair market value on issuance as follows;

•	2,000,000 shares issued for cash of $1,000,000

•	120,000 shares for compensation to our directors valued at $71,629

•	1,461,653 shares for acquisition of Whisl valued at $550,000

•	500,000 shares for asset acquisition valued at $325,000

The offers, sales, and issuances of the securities described above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited or sophisticated person and had adequate access, through employment, business or other relationships, to information about us.

ITEM 16. Exhibits and Financial Statement Schedules

(a) Exhibits

See the Exhibit Index immediately following the signature page included in this registration statement, which is incorporated herein by reference.

(b) Financial Statement Schedules.

See “Index to Financial Statements” which is located on page 38 of this prospectus.

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ITEM 17. Undertakings

(A) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increases or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) To provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(C) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New  York, State of New York, on September 2, 2022.

IQSTEL Inc.

By:	/s/ Leandro Iglesias
Leandro Iglesias Chief Executive Officer, Principal Executive Officer and Director
September 2, 2022

By:	/s/ Alvaro Quintana Cardona
Alvaro Quintana Cardona
Title:	Chief Operating Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Director
Date:	September 2, 2022

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Leandro Iglesias and Alvaro Quintana Cardona with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Leandro Iglesias
Leandro Iglesias Chief Executive Officer, Principal Executive Officer and Director
September 2, 2022

By:	/s/ Alvaro Quintana Cardona
Alvaro Quintana Cardona
Title:	Chief Operating Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Director
Date:	September 2, 2022

By:	/s/ Raul Perez
Raul Perez
Title:	Director
Date:	September 2, 2022

By:	/s/ Jose Antonio Barreto
Jose Antonio Barreto
Title:	Director
Date:	September 2, 2022

By:	/s/ Italo Segnini
Italo Segnini
Title:	Director
Date:	September 2, 2022

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
Exhibit 2.1	Membership Interest Purchase Agreement(1)
Exhibit 2.2	Memorandum of Understanding and Shareholders Agreement dated February 21, 2020(5)
Exhibit 2.3	Memorandum of Understanding and Shareholders Agreement dated February 12, 2020(6)
Exhibit 2.4	Company Purchase Agreement, dated April 1, 2019(11)
Exhibit 3.1	Articles of Incorporation of the Registrant (2)
Exhibit 3.2	Bylaws of the Registrant (2)
Exhibit 3.3	Certificate of Amendment(3)
Exhibit 4.1	Amendment #2 to the Crown Capital Note dated March 2, 2020(4)
Exhibit 4.2	Amendment #2 to the Auctus Fund Note dated March 2, 2020(4)
Exhibit 4.2	Amendment #1 to the Labrys Fund Note dated February 11, 2020(7)
Exhibit 4.3	Amendment #1 to the Apollo Note dated December 23, 2019(8)
Exhibit 4.4	Amendment #1 to the Apollo Note dated December 24, 2019(8)
Exhibit 4.5	Amendment #1 to the Apollo Note dated December 24, 2019(8)
Exhibit 4.6	Amendment #1 to the Apollo Note dated December 24, 2019(8)
Exhibit 4.7	Amendment #1 to the Apollo Note dated December 24, 2019(8)
Exhibit 4.8	Amendment #1 to the Apollo Note dated December 24, 2019(8)
Exhibit 4.9	Amendment #1 to the Apollo Note dated December 24, 2019(8)
Exhibit 4.10	Amendment #1 to the Crown Capital Note dated December 23, 2019(8)
Exhibit 4.11	Amendment #1 to the Auctus Fund Note dated January 1, 2020(8)
Exhibit 4.12	Senior Secured Convertible Promissory Note to Labrys Fund dated December 3, 2019(9)
Exhibit 4.13	Purchase Company Agreement, dated April 21, 2022(12)
Exhibit 4.14	Purchase Company Agreement, dated May 6, 2022(13)
Exhibit 5.1	Opinion of The Doney Law Firm, with consent to use
Exhibit 10.1	Conversion Agreement with Carmen Cabell(1)
Exhibit 10.2	Conversion Agreement with Patrick Gosselin(1)
Exhibit 10.3	Conversion Agreement with Mark Engler(1)
Exhibit 10.4	Employment Agreement with Leandro Iglesias(1)
Exhibit 10.5	Employment Agreement with Alvaro Quintana Cardona(1)
Exhibit 10.6	Employment Agreement with Juan Carlos Lopez Silva(1)
Exhibit 10.7	Forbearance Agreement dated December 12, 2019(8)
Exhibit 10.8	Temporary Forbearance Agreement dated December 18, 2019(8)
Exhibit 10.9	Securities Purchase Agreement, dated December 3, 2019(9)
Exhibit 10.10	Employment and Indemnification Agreements with Leandro Iglesias, dated May 2, 2019(10)
Exhibit 10.11	Employment and Indemnification Agreements with Alvaro Quintana, dated May 2, 2019(10)
Exhibit 10.12	Employment and Indemnification Agreements with Juan Carlos Lopez Silva, dated May 2, 2019(10)
Exhibit 23.1	Consent of Independent Registered Public Accounting Firm

Filed herewith**

1.	Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on June 28, 2018.
2.	Incorporated by reference to the Company’s Registration Statement on Form S-1 filed with the US Securities and Exchange Commission on August 18, 2011.
3.	Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on August 31, 2018.
4.	Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on March 30, 2020.
5.	Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on February 25, 2020.
6.	Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on February 19, 2020.
7.	Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on February 13, 2020.
8.	Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on January 6, 2020.
9.	Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on December 11, 2019.
10.	Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on May 6, 2019.
11.	Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on April 4, 2019.
12	Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on April 26, 2022.
13	Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on May 10, 2022.

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